UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
GRAMERCY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholder:     April 29, 2016
You are invited to attend the annual meeting of shareholders of Gramercy Property Trust. The meeting will be held on Thursday, June 23, 2016 at 9:30 a.m., New York time. This year’s annual meeting will be a completely virtual meeting of shareholders. You will be able to attend the annual meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GPT2016 and entering your unique voter identification number.
The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement. We hope that you will be able to attend the meeting at which our trustees and management team will be available to answer questions.
Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or authorize your proxy via the Internet or by calling the toll-free telephone number. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. If you attend the meeting, you may continue to have your common shares voted as instructed in the proxy or you may revoke your proxy at the meeting and vote your common shares online. We look forward to your participation.

Sincerely,
/s/ GORDON F. DUGAN
Gordon F. DuGan
Chief Executive Officer

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION
Gramercy Property Trust’s common shareholders of record on the close of business on April 22, 2016, the record date for the 2016 annual meeting of common shareholders, may authorize their proxies by telephone or Internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by internet, please call Morrow & Co. LLC, the firm assisting Gramercy Property Trust with the solicitation of proxies, toll-free at (800) 607-0088.

GRAMERCY PROPERTY TRUST
521 Fifth Avenue, 30th Floor
New York, New York 10175
NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
TO BE HELD ON JUNE 23, 2016
The 2016 annual meeting of common shareholders of Gramercy Property Trust, a Maryland real estate investment trust, will be held via live webcast at www.virtualshareholdermeeting.com/GPT2016 on Thursday, June 23, 2016 at 9:30 a.m., New York time. Please be sure to have your unique voter identification number to join the meeting.
At the annual meeting, holders of our common shares will be asked to consider and vote upon the following proposals:

1.	To elect nine trustees to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualify;

2.	To approve our 2016 equity incentive plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

4.	To approve, on an advisory basis, the compensation of our named executive officers; and

5.	To act upon any other matters that may properly be brought before the annual meeting or any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the annual meeting may be adjourned, or to which the annual meeting may be postponed.
Our Board of Trustees has fixed the close of business on April 22, 2016, as the record date for determining the common shareholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only common shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.
You are requested to complete and sign the enclosed form of proxy, which is being solicited by our Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope or authorize your proxy via the Internet or by calling the toll-free number. The enclosed proxy card contains instructions regarding all three methods of authorizing your proxy. Any proxy may be revoked by delivery of a properly executed, later dated proxy. In addition, common shareholders of record who attend the virtual annual meeting may vote online, even if they have previously delivered a signed proxy.

By Order of our Board of Trustees
/s/ EDWARD J. MATEY JR.
Edward J. Matey Jr.
Secretary
New York, New York

April 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on June 23, 2016.
This proxy statement and our 2015 annual report to shareholders are available at http:www.proxyvote.com.
Whether or not you plan to attend the virtual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided or authorize your proxy by telephone or Internet following the instructions on your proxy card. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the virtual meeting, you may vote online even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online during the virtual meeting, you must obtain your unique voter identification number from such broker, bank or other nominee.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	55
Policies and Procedures With Respect to Related Party Transactions	55
Related Party Transactions	55
OTHER MATTERS	56
APPENDIX A: GRAMERCY PROPERTY TRUST 2016 EQUITY INCENTIVE PLAN	57
PROXY CARD	72

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GRAMERCY PROPERTY TRUST
521 Fifth Avenue, 30th Floor
New York, New York 10175
PROXY STATEMENT
FOR OUR 2016 ANNUAL MEETING OF COMMON SHAREHOLDERS
TO BE HELD ON JUNE 23, 2016
We are sending this proxy statement and the enclosed proxy card on or about April 29, 2016 to holders of our common shares of beneficial interest (“common shares”) on April 22, 2016 (the “Record Date”) in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Gramercy Property Trust, a Maryland real estate investment trust, for use at the annual meeting of shareholders to be held on Thursday, June 23, 2016 at 9:30 a.m., New York time, via live webcast by visiting www.virtualshareholdermeeting.com/GPT2016, or at any postponement or adjournment of the annual meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, holders of our common shares will be asked to consider and vote upon:

•	a proposal to elect 9 trustees to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualify;

•	a proposal to approve our 2016 equity incentive plan;

•	a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

•	any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.
Prior to December 17, 2015, we were known as Chambers Street Properties (“Chambers”). On December 17, 2015, we completed a merger with Gramercy Property Trust Inc. (which we will refer to as the “Legacy Gramercy”). While we were the surviving legal entity, effective with the merger we changed our name to Gramercy Property Trust. References herein to “we,” “us,” “our,” the “company,” and “Gramercy” refer to Gramercy Property Trust and its subsidiaries, unless the context otherwise requires.
Who is entitled to vote at the annual meeting?
If our records show that you were a holder of our common shares at the close of business on the Record Date, you are entitled to receive notice of the meeting and to vote the common shares that you held on the Record Date even if you sell such shares after the Record Date. Each outstanding common share entitles its holder to cast one vote for each matter to be voted upon. Shareholders do not have the right to cumulate votes in the election of trustees.
What constitutes a quorum?
The presence, in person or by proxy, of common shareholders entitled to cast a majority of all of the votes entitled to be cast at the annual meeting on matters for which the common shareholders vote is necessary to constitute a quorum for the transaction of business at the meeting. As of the Record Date, there were 421,628,120 common shares outstanding and entitled to vote at the annual meeting.
What is the difference between a shareholder of record and a beneficial owner of our common shares held in street name?
Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc. (“Broadridge”), you are considered the shareholder of record with respect to those shares, and we sent the notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form. Under applicable law and New York Stock Exchange (“NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, including ratification of the appointment of our independent registered public accounting firm. However, your broker does not have discretionary authority to vote on (i) the election of trustees, (ii) the proposal to approve our 2016 equity incentive plan, or (iii) the resolution to approve, on an advisory basis, of the compensation of our named executive officers, in each case, without instructions from you, in which case a broker “non-vote” will occur and your common shares will not be voted on these matters at the annual meeting.
What vote is required to approve each proposal?
Proposal 1 - Election of Trustees.  The affirmative vote of a plurality of all of the common shares votes cast at the annual meeting at which a quorum is present is necessary for the election of the trustees. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote for this proposal.
Proposal 2 - Approval of Our 2016 Equity Incentive Plan.  The affirmative vote of a majority of all of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. An abstention will have the effect of a vote against this proposal and broker non-votes will have no effect on the results of the vote.
Proposal 3 - Ratification of Appointment of Ernst & Young LLP.  The affirmative vote of a majority of all of the common votes cast at the annual meeting at which a quorum is present is required for the ratification of our independent registered public accounting firm. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal.
Proposal 4 - Advisory Vote Approving Execution Compensation.  The affirmative vote of a majority of all of the common votes cast at the annual meeting at which a quorum is present is required for the resolution to approve, on an advisory basis, the compensation of our named executive officers. An abstention will have the effect of a vote against this proposal and broker non-votes will have no effect on the result of the vote for this proposal.
Other Matters.  If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will require the affirmative vote of a majority of votes cast at the annual meeting. The board does not propose to conduct any business at the annual meeting other than as stated above.
None of the proposals, if approved, entitle any of the shareholders to appraisal rights under Maryland law.
How do I vote?
Voting Electronically at the Annual Meeting.  If you are a registered shareholder and attend the annual meeting, you may vote electronically during the annual meeting at www.virtualshareholdermeeting.com/GPT2016 when you enter your unique voter identification number. If your common shares are held in street name and you wish to vote online at the annual virtual meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your common shares of record.
Voting by Proxy for Shares Registered Directly in the Name of the Shareholder. If you hold your common shares in your own name as a holder of record with our transfer agent, Broadridge, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares in one of the following ways:

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By Telephone.  You may authorize a proxy to vote your shares by telephone by calling the toll-free number listed on your proxy card. Telephone proxy authorization is available 24 hours per day until 11:59 p.m., New York time, on June 22, 2016. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to authorize a proxy to vote your shares. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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By Internet.  You also have the option to authorize a proxy to vote your shares via the Internet. The website for Internet proxy authorization is printed on your proxy card. Internet proxy authorization is available 24 hours per day until 11:59 p.m., Eastern Time, on June 22, 2016. As with telephone proxy authorization, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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By Mail.   If you would like to authorize a proxy to vote your shares by mail, then please mark, sign and date your proxy card and return it promptly to Broadridge Financial Solutions, Inc., in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name.   If your shares are held in street name, you must return the enclosed Voting Instruction Form in order to have your common shares voted on all items at the annual meeting. Only your broker, bank or other nominee holder can vote your shares. If you do not return your voting instructions, the rules of the NYSE permit your broker to vote some, but not all, of the items that will be presented at the annual meeting. In order for your shares to be voted on all items you must return your voting instructions.
Gramercy Property Trust’s common shareholders of record on the close of business April 22, 2016, the record date for the 2016 annual meeting of common shareholders, may authorize their proxies by telephone or internet by following the instructions on their proxy card. If you have any questions regarding how to authorize your proxy by telephone or by internet, please call Morrow & Co. LLC, the firm assisting Gramercy Property Trust with the solicitation of proxies, toll-free at (800) 607-0088.
Can I change my vote after I submit my proxy card?
If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly signing and forwarding to us a proxy with a later date; or

•	electronically voting during the annual meeting at www.virtualshareholdermeeting.com/GPT2016 when you enter your unique voter identification number.
If you attend the virtual annual meeting, you may vote online whether or not you have previously given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.
How is my vote counted?
If you properly execute a proxy in the accompanying form or authorize your proxy to vote your shares electronically through the Internet or by telephone, and we receive your proxy authorization prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common shares will be voted “FOR” the election of the nominees for the trustees named in this proxy statement, “FOR” the proposal to approve our 2016 equity incentive plan, “FOR” the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and “FOR” the executive compensation advisory resolution, and as recommended by our Board with regard to all other matters in its discretion. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual meeting.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that holders of our common shares vote:

•
“FOR” Proposal 1:  the election of Charles E. Black, Gordon F. DuGan, Allan J. Baum, Z. Jamie Behar, Thomas D. Eckert, James L. Francis, Gregory F. Hughes, Jeffrey E. Kelter and Louis P. Salvatore to serve on our Board of Trustees as trustees for a one-year term and until their successors are duly elected and qualify;

•	“FOR” Proposal 2: the proposal to approve our 2016 equity incentive plan;

•	“FOR” Proposal 3: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2016;

•	“FOR” Proposal 4: the resolution to approve, on an advisory basis, the compensation of our named executive officers.
What other information should I review before voting?
For your review, our 2015 annual report, including financial statements for the fiscal year ended December 31, 2015, is being mailed to our common shareholders concurrently with the mailing of this proxy statement. You may also obtain, free of charge, a copy of our 2015  annual report on our website at www.gptreit.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”). You may also obtain a copy of our Annual Report on Form 10-K, which contains additional information about us, free of charge, by directing your request in writing to Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, New York 10175, Attention: Investor Relations. The 2015 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Trustees. We will pay the cost of the solicitation of proxies. We have retained Morrow & Co. LLC at an aggregate estimated cost of $4,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our trustees, officers and employees may solicit proxies personally or by telephone.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.

PROPOSAL 1: ELECTION OF TRUSTEES
Our Board of Trustees is currently comprised of nine members each serving for a term of one year and until their successors are duly elected and qualify, which term expires at each annual meeting of shareholders. Our declaration of trust and bylaws provide that a majority of the entire Board of Trustees may at any time increase or decrease the number of trustees.
At the annual meeting, all of the trustees will be elected to serve until the 2017 annual meeting and until their successors are duly elected and qualify. The Board of Trustees, upon recommendation of its Nominating and Corporate Governance Committee, has nominated Charles E. Black, Gordon F. DuGan, Allan J. Baum, Z. Jamie Behar, Thomas D. Eckert, James L. Francis, Gregory F. Hughes, Jeffrey E. Kelter and Louis P. Salvatore to serve as trustees. The Board of Trustees anticipates that each nominee will serve, if elected, as a trustee. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board of Trustees may select. All of the nominees are currently members of the Board of Trustees with current terms expiring at the 2016 annual meeting.
Our Board of Trustees anticipates that each nominee will serve, if elected, as a trustee. However, if a nominee is unable to stand for election, proxies voted in favor of such nominee will be voted for the election of such other person as our Nominating and Corporate Governance Committee may recommend to our Board of Trustees.
We believe that each of our trustees, including the trustee nominees, have the specific experience, qualifications, attributes, or skills necessary to serve as effective trustees on our Board of Trustees. A description of our process for identifying and evaluating director nominees, as well as our criteria for membership to our Board of Trustees, is set forth under the heading “Corporate Governance Matters - Identification of Trustee Candidates.”
In addition to the above, our Board of Trustees also considered specific qualifications and experiences, described in the biographical details of our trustees and trustee nominees as set forth below.
The election of each nominee requires the affirmative vote of a plurality of all votes cast at the meeting at which a quorum is present in person or by proxy.
Our Board of Trustees unanimously recommends a vote “FOR” each nominee.
Information Regarding the Nominees
The following table and biographical descriptions set forth certain information with respect to each nominee for election as a trustee at our 2016 annual meeting, based upon information furnished by each nominee. The biographical descriptions for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Trustees that such person should serve as a trustee.

Name	Age	Position
Charles E. Black	67	Chairman of the Board of Trustees(1)
Gordon F. DuGan	49	Chief Executive Officer, Trustee
Allan J. Baum	60	Trustee(1)
Z. Jamie Behar	58	Trustee(1)
Thomas D. Eckert	68	Trustee(1)
James L. Francis	53	Trustee(1)
Gregory F. Hughes	52	Trustee(1)
Jeffrey E. Kelter	61	Trustee(1)
Louis P. Salvatore	69	Trustee(1)
__________

(1)	Independent trustee.
Charles E. Black.    Mr. Black has been one of our trustees since June 2004 and has been our Chairman of the Board of Trustees since June 2012. Mr. Black is a member of the Nominating and Corporate Governance and Compensation Committees. Mr. Black is the Chief Executive Officer of CB Urban Development, a development company he founded in 2007 which specializes in mixed-use urban development projects. Mr. Black is also an attorney in private practice who represents developers, land owners and businesses in the development, entitlement, financing and implementation of politically sensitive, public and private real estate projects. Mr. Black’s area of special focus in the real estate industry relates to structuring the entitlement and financing of large public/private mixed-use developments anchored by sports venues, convention centers and other public facilities. Before founding CB Urban Development, Mr. Black was the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the $450 million San Diego Padres baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware & Freidenrich LLP, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha International. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.
Gordon F. DuGan.    Mr. DuGan has been our Chief Executive Officer and served as one of our trustees since December 2015. Previously, Mr. Dugan served as the Chief Executive Officer of Gramercy since July 2012. Mr. DuGan has over 20 years of senior management experience in the real estate industry. From June 2011 to June 2012, he served as Global Head of Equity Real Estate for a wholly-owned subsidiary of Annaly Capital Management (NYSE: NLY), a mortgage REIT. From June 2010 to June 2011, Mr. DuGan served as Managing Partner of Northcliffe Asset Management (“Northcliffe”), which managed net leased commercial real estate on behalf of private investors. From May 2004 to July 2010, he was Chief Executive Officer of W. P. Carey & Co. LLC (NYSE: WPC) (“W. P. Carey”), a global investment firm with approximately $12.5 billion of assets under management, and considered to be one of the leading providers of net leased financing for corporate properties. Prior to that, Mr. DuGan served in various capacities with W.P. Carey, including as a director, as President and as Head of Investments. Mr. DuGan is a member of the Advisory Boards of India 2020 Limited, a private equity firm investing in India, and of the Innocence Project. Mr. DuGan received his B.S. degree in Economics from the Wharton School at the University of Pennsylvania. Mr. DuGan’s qualifications to serve on our Board include his extensive leadership skills, executive experience, and his prior board experience.
Allan J. Baum.    Mr. Baum has served as one of our trustees since December 2015. He is Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Mr. Baum previously served on the board of directors of Legacy Gramercy since 2004. Mr. Baum retired from Credit Suisse First Boston (“CSFB”) in 2002, where he was a Managing Director and head of the structured finance unit for commercial mortgage-backed securities. Prior to his ten years with CSFB, Mr. Baum served as a Vice President in the Real Estate Investment Bank of Citicorp, and held positions in the tax-exempt housing finance and taxable mortgage finance areas of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Baum also currently serves as a director of Community Development Trust, a for-profit, mission-oriented real estate investment trust. He previously served as Vice President of the Commercial Mortgage Securities Association. In addition, Mr. Baum served as a director for National Consumer Cooperative Bank, a cooperative financial institution which primarily provides financial services to eligible cooperative enterprises, and also served on its audit committee. Mr. Baum received a B.A. degree in Government/Urban Studies from Dartmouth College in 1978 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1983. Mr. Baum’s qualifications to serve on our Board include his executive experience at CSFB and Citicorp, his relevant experience serving on the boards and audit committees for a real estate investment trust and a financial institution and his extensive experience of over 20 years in commercial real estate investment banking.
Z. Jamie Behar.    Ms. Behar has been a Gramercy trustee since December 2015. Ms. Behar also serves on the Board of Directors of Sunstone Hotel Investors, Inc., a publicly-traded lodging real estate investment trust that owns hotels primarily in the upper-upscale segment, where she also serves as Chair of the Board’s Nominating & Corporate Governance Committee, and on the Board’s Audit Committee. Until September 12, 2013, Ms. Behar served as a member of the Board of Directors of Desarrolladora Homex S.A. de C.V., a publicly listed home development company located in Mexico, and also served on the Board’s Audit Committee. Ms. Behar was on the Board of Directors of the Pension Real Estate Association (PREA) from March 2008 through March 2014, having held the position of Board Chair from March 2010 to March 2011, and was a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (NAREIT) from its inception through 2015. From October 2005 through December 31, 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation, or GMIMCo. She managed GMIMCo’s clients’ real estate investment portfolios, including both private market and publicly traded security investments, as well as their alternative investment portfolios, totaling approximately $12 billion at peak portfolio value. She was a member of GMIMCo’s Board of Directors, the Investment Management Committee, the Private Equity Investment Approval Committee and the Risk Management Committee. Ms. Behar holds a Bachelors of Science in Economics (B.S.E) from The Wharton School, University of Pennsylvania, a Master’s in Business Administration (M.B.A) from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation.
Thomas D. Eckert.    Mr. Eckert has been one of our trustees since December 2015. He is a member of our Audit and Investment Committees. Mr. Eckert previously served on the board of directors of Legacy Gramercy since 2015. Mr. Eckert served as Chairman, and previously from 1997 to 2011 served as President and Chief Executive Officer, of Capital Automotive Real Estate Services, Inc. (“Capital Automotive”), a privately owned real estate company that owns and manages net-leased real estate for automotive retailers. Mr. Eckert was one of Capital Automotive’s founders and led its IPO in February 1998. Mr. Eckert also served as a trustee of Capital Automotive from its founding until December 2006, when it was taken private. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, a U.S. homebuilder, serving most recently as President of Pulte’s Mid-Atlantic region. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm Arthur Andersen LLP. Mr. Eckert is currently a member of three public company boards, including (i) Chesapeake Lodging Trust (NYSE: CLT), an owner of luxury hotels, where he serves as the chairman of the audit committee and as a member of the compensation committee; (ii) DuPont Fabros Technology (NYSE: DFT), an owner, developer and manager of wholesale data centers, where he serves as chairman of the compensation committee and as a member of the audit committee; and (iii) NVR, Inc. (NYSE: NVR), one of the largest homebuilders in the USA, where he serves as chairman of the compensation committee. From April 2012 until April 2015, he also served as a trustee of The College Foundation of the University of Virginia. In addition, Mr. Eckert served as Chairman of the Board of The Munder Funds, a $10 billion mutual fund group, until its recent acquisition by Victory Capital Holdings, Inc. in October 2014, and served as a trustee of The Victory Funds, a $20 billion mutual fund group, until February 2015. Mr. Eckert received his bachelor’s degree in Business Administration from the University of Michigan in 1970. Mr. Eckert’s qualifications to serve on our Board include his extensive experience in the real estate industry, including as a chief executive officer of a publicly traded REIT.
James L. Francis.    Mr. Francis has been one of Chambers’ trustees since September 2013. He is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Francis is President and Chief Executive Officer and a Trustee of Chesapeake Lodging Trust, a lodging REIT (“Chesapeake”), positions he has held since Chesapeake’s formation. Prior to co-founding Chesapeake, Mr. Francis served as the President and Chief Executive Officer and a director of Highland Hospitality Corporation (“Highland”), positions that he held from Highland’s IPO in December 2003 to its sale in July 2007. Following the sale of Highland, Mr. Francis served as a consultant to the affiliate of JER Partners that acquired Highland until September 2008. Since September 2008, until Chesapeake’s formation, Mr. Francis was a private investor. From June 2002 until joining Highland in December 2003, Mr. Francis served as the Chief Operating Officer, Chief Financial Officer and Treasurer of Barceló Crestline Corporation (“Barceló”), and served as Executive Vice President and Chief Financial Officer of Crestline Capital Corporation (“Crestline Capital”), prior to its acquisition by Barceló, from December 1998 to June 2002. Prior to the spin-off of Crestline Capital from Host Hotels & Resorts, Inc. (formerly Host Marriott Corporation, “Host Marriott”), Mr. Francis held various finance and strategic planning positions with Host Marriott and Marriott International, Inc. (“Marriott International”). From June 1997 to December 1998, Mr. Francis held the position of Assistant Treasurer and Vice President Corporate Finance for Host Marriott, where he was responsible for Host Marriott’s corporate finance function, business strategy and investor relations. Over a period of ten years, Mr. Francis served in various capacities with Marriott International’s lodging business, including Vice President of Finance for Marriott Lodging from 1995 to 1997; Brand Executive, Courtyard by Marriott from 1994 to 1995; Controller for Courtyard by Marriott and Fairfield Inn from 1993 to 1994; Director of Finance and Strategic Planning for Courtyard by Marriott and Fairfield Inn from 1991 to 1993; and Director of Hotel Development Finance from 1987 to 1991. Mr. Francis received his B.A. in Economics and Business from Western Maryland College and earned an M.B.A. in Finance and Accounting from Vanderbilt University.
Gregory F. Hughes.    Mr. Hughes has served as one of our trustees since December 2015. He is a member of our Nominating and Corporate Governance Committee and Audit Committee. Mr. Hughes previously served on the board of directors of Legacy Gramercy since 2012. Mr. Hughes served as Legacy Gramercy’s Chief Credit Officer from 2004 to 2008. From November 2010 to present, Mr. Hughes has been a Principal for Roscommon Capital Limited Partnership, a financial advisory and investment firm. He served as Chief Financial Officer of SL Green Realty Corp. (“SL Green) from 2004 to 2010 and as its Chief Operating Officer from 2007 to 2010. Prior to joining SL Green, Mr. Hughes was Managing Director and Chief Financial Officer of the private equity real estate group at JP Morgan Partners. Before that, Mr. Hughes was a Partner and Chief Financial Officer of Fortress Investment Group, an investment and asset management firm. Prior to that, he served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties. Prior to that, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland. Mr. Hughes’ qualifications to serve on our Board include his extensive experience serving as an officer for various public companies and his financial and accounting skills.
Jeffrey E. Kelter.    Mr. Kelter has served as one of our trustees since December 2015. He is Chairman of our Investment Committee and a member of our Compensation Committee. Mr. Kelter previously served on the board of directors of Legacy Gramercy since 2004. Mr. Kelter is a Founding Partner and Chief Executive Officer of KTR Capital Partners (“KTR”), a private industrial real estate investment company, and serves on KTR’s Investment Committee. Prior to founding KTR, Mr. Kelter was President, Chief Executive Officer, and a trustee of Keystone Property Trust (“Keystone”), an industrial REIT. Mr. Kelter founded Keystone’s predecessor, Penn Square Properties, Inc., in 1982 and took the company public in 1997. Since February 2014, Mr. Kelter has served on the Board of Directors of Starwood Waypoint Residential Trust (NYSE: SWAY), a single-family rental homes real estate investment trust. He is also a trustee of The Urban Land Institute, Cold Spring Harbor Laboratory, Westminster School and Trinity College, where he received a B.A. in Urban Studies. Mr. Kelter’s qualifications to serve on our Board include his experience as a commercial real estate executive and his prior board experience.
Louis P. Salvatore.    Mr. Salvatore has been one of Chambers’ trustees since July 2012. He is Chairman of our Audit Committee and a member of our Investment Committee. Mr. Salvatore has been employed by Arthur Andersen LLP since 1967, where he currently works part-time focusing on the wind down of the public accounting practice. Mr. Salvatore was a partner at Arthur Andersen LLP from 1977 until 2002 and held a number of management positions with Arthur Andersen LLP including Office Managing Partner for Metro New York, Northeast Region Managing Partner, Member of the Worldwide Board of Partners and Interim Managing Partner of Andersen Worldwide. He also currently serves as an independent director and Chairman of the Audit Committee for public traded closed end and open end funds managed by Brookfield Asset Management and serves as a Board Member and Chairman of the Audit Committee for Turner Corporation and for SP Fiber Technologies Inc. Mr. Salvatore previously served as a Board Member and Chairman of the Audit Committee for Jackson Hewitt Tax Service Inc. from 2004 through 2011 and for Crystal River Capital Inc., a mortgage REIT sponsored by Brookfield Asset Management, from 2005 through 2010. In addition, Mr. Salvatore has served on the board of many of New York area civic and community organizations, including New York Partnership, United Way of New York City and Catholic Charities Dioceses of Brooklyn. Mr. Salvatore also holds a Masters Professional Director Certification from the American College of Corporate Directors. Mr. Salvatore received a B.S. in Accounting from Fordham University.
Biographical Information Regarding Non-Trustee Executive Officers
Benjamin P. Harris.    Mr. Harris has been our President since December 2015 and Legacy Gramercy’s President since August 2012, and served as Legacy Gramercy’s Chief Investment Officer from July 2012 until August 2012. Mr. Harris served as the Head of U.S. Net Lease Investments for a wholly-owned subsidiary of Annaly Capital Management from June 2011 to June 2012 and has over 15 years of experience sourcing, underwriting and closing net leased and sale leaseback transactions. Mr. Harris served as the Head of U.S. Investments of Northcliffe from October 2010 to June 2011 and as Head of U.S. Investments of W. P. Carey from September 2005 to October 2010. Mr. Harris previously served in various capacities at W.P. Carey from 1998 through 2010. Mr. Harris graduated from the University of King’s College and Dalhousie University in Canada. He is a CFA charter holder and a member of the New York Society of Securities Analysts. Mr. Harris is 41 years old.
Jon W. Clark.    Mr. Clark has been our Chief Financial Officer and Treasurer since December 2015 and Legacy Gramercy’s Chief Financial Officer and Treasurer since April 2009. He is our Chief Accounting Officer and was Legacy Gramercy’s Chief Accounting Officer since March 2009. Prior to his election as our Chief Accounting Officer, Mr. Clark served as Legacy Gramercy’s Vice President and Controller from June 2007 until March 2009. Previously, Mr. Clark was a Director at BlackRock Financial Management where he managed the accounting and finance department for real estate debt products. During that time, Mr. Clark also served as Assistant Treasurer at Anthracite Capital, Inc., which was a publicly traded mortgage REIT that specialized in subordinate commercial mortgage-backed securities. Prior to joining BlackRock Financial Management, Mr. Clark was a Vice President at Cornerstone Properties, Inc. (acquired by Equity Office Properties in 2000) where he established its internal audit department. Mr. Clark is a member of NAREIT’s Best Financial Practices Council. Mr. Clark is a Certified Public Accountant and obtained his public accountancy experience as a manager in the national real estate practices of Arthur Andersen LLP and BDO Seidman LLP. Mr. Clark holds a B.B.A. degree in Accountancy from Western Michigan University. Mr. Clark is 47 years old.
Edward J. Matey Jr.    Mr. Matey has been our Executive Vice President, General Counsel and Secretary since December 2015 and Legacy Gramercy’s Executive Vice President and General Counsel since April 2009 and Secretary since April 2013. From April 2008 until April 2009, Mr. Matey served as Senior Vice President and General Counsel of Legacy Gramercy’s Realty Division. Mr. Matey was Executive Vice President and General Counsel of American

Financial Realty Trust from September 2002 until April 2008, when we acquired that company. Prior to that, he was a real estate attorney at Morgan, Lewis & Bockius LLP where he served as a partner from October 1991 to September 2002 and an associate from November 1986 to October 1991. Mr. Matey received his B.S. from Saint Joseph’s University and his J.D. from Villanova University School of Law. Mr. Matey is 62 years old.

The Board of Trustees and its Committees
The Board presently consists of nine members. The Board has affirmatively determined that Charles E. Black, Allan J. Baum, Z. Jamie Behar, Thomas D. Eckert, James L. Francis, Gregory F. Hughes, Jeffrey E. Kelter and Louis P. Salvatore, representing a majority of its members, are “independent trustees,” as such term is defined by the applicable rules of the SEC and the NYSE. The Board held 24 meetings during fiscal year 2015. Each of the trustees serving at the time attended at least 85% of the total number of meetings of the Board held during 2015 during which he was a trustee. For a discussion of the Board leadership structure and role in risk oversight, see “Corporate Governance Matters,” below.
The Board has four standing committees: an Investment Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, the current charters of which are available on our corporate website at http://www.gptreit.com under the Investor Relations—Corporate Overview “Governance Documents” section. Further, we will provide a copy of these charters without charge to each shareholder upon written request. Requests for copies should be addressed to Gramercy Property Trust, 521 5th Avenue, 30th Floor, New York, NY 10175, Attn: Secretary. From time to time, the Board also may create additional committees for such purposes as it may determine.
Investment Committee
On December 15, 2015 we established a standing Investment Committee currently consisting of Jeffrey E. Kelter (Chairman), Z. Jamie Behar, Thomas D. Eckert, and Louis P. Salvatore. All real estate investments, dispositions and financings must be approved by a committee consisting of our most senior officers, including the affirmative vote of our Chief Executive Officer. Real estate investments and dispositions at a loss (based on book value at the time of sale) having a transaction value greater than $30.0 million must also be approved by the Investment Committee of our Board of Trustees. Our Board of Trustees must approve all such transactions having a value greater than $100.0 million. Additionally, the Investment Committee of our Board of Trustees must approve non-recourse financings greater than $30.0 million and our Board of Trustees must approve all recourse financings, regardless of amount, and non-recourse financings greater than $100.0 million. Our Investment Committee held no meetings during fiscal year 2015.
Audit Committee
We have a standing Audit Committee, consisting of Louis P. Salvatore (Chairman), Z. Jamie Behar, Thomas D. Eckert, and Gregory F. Hughes, each of whom is “independent,” as such term is defined by the applicable rules of the SEC and the NYSE. The Board has determined that Mr. Gregory F. Hughes and Mr. Louis P. Salvatore are “audit committee financial experts,” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. The Audit Committee’s primary functions are to select and appoint the independent registered public accounting firm (including overseeing the auditor’s qualifications and independence) and to assist the Board in fulfilling its oversight responsibilities by reviewing: (i) the financial information to be provided to the shareholders and others; (ii) the system of internal controls that management has established; (iii) the performance of the internal audit function and independent auditor; and (iv) the audit and financial reporting process. The Audit Committee also prepares the “Audit Committee Report” that the rules of the SEC require to be included in this proxy statement and provides an open avenue of communication among the independent registered public accounting firm, internal auditors, management and the Board. The Board has approved a written charter for the Audit Committee, a copy of which is available on our website at http:// www.gptreit.com under the Investor Relations—Corporate Overview “Governance Documents” section. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included in this proxy statement. The Audit Committee held seven meetings during fiscal year 2015. Each of the committee members serving at the time attended all such meetings.
Compensation Committee
We have a standing Compensation Committee, consisting of James L. Francis (Chairman), Charles E. Black, Jeffrey E. Kelter, and Allan J. Baum, each of whom is “independent,” as such term is defined by the applicable rules of the SEC and the NYSE. The Compensation Committee’s primary purposes are to recommend, establish, oversee and direct the company’s executive compensation philosophy, policies, and programs, and to approve compensation for the Chief Executive Officer and the other executive officers. The Compensation Committee retained Frederick W. Cook & Co. as its independent outside compensation consulting firm and also engaged them to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation for 2015. In January 2016, the Compensation Committee engaged FPL Associates L.P. to replace Frederick W. Cook & Co. Board has approved a written charter for the Compensation Committee, a copy of which is available on our website at http://www.gptreit.com under the Investor Relations—Corporate Overview “Governance Documents” section. The Compensation Committee held ten meetings during fiscal year 2015. Each of the committee members serving at the time attended at least 90% of all such meetings.
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee consisting of Allan J. Baum (Chairman), Gregory F. Hughes, Charles E. Black, and James L. Francis, each of whom is “independent,” as such term is defined by the applicable rules of the SEC and the NYSE. The Nominating and Corporate Governance Committee is primarily responsible for: (i) assisting the Board by identifying individuals qualified to become board members and to serve on board committees; (ii) reviewing and approving specific matters that the Board believes may involve conflicts of interest and determining whether the resolution of the conflict of interest is fair and reasonable to the company and its shareholders; and (iii) developing and recommending to the Board, a set of corporate governance guidelines applicable to the company and reviewing those guidelines periodically and, if appropriate, recommending to the Board changes to the corporate governance policies and procedures. The Nominating and Corporate Governance Committee does not have any minimum qualifications with respect to board nominees. However, the Nominating and Corporate Governance Committee considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other board members and the candidate’s willingness to devote substantial time and effort to board responsibilities. The Nominating and Corporate Governance Committee does not have a formal written policy with regard to the consideration of diversity in identifying trustee nominees, although it may consider diversity when identifying and evaluating proposed trustee candidates. The Board has approved a written charter for its Nominating and Corporate Governance Committee, a copy of which is available on our website at http:// www.gptreit.com under the Investor Relations-Corporate Overview “Governance Documents” section. The Nominating and Corporate Governance Committee held thirteen meetings during fiscal year 2015. Each of the committee members serving at the time attended at least 80% of all such meetings.

Compensation of Trustees
Trustees who are not independent do not receive additional compensation for their services as trustees. The following table sets forth the compensation earned by the independent trustees for the year ended December 31, 2015:

Name*	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles E. Black	$308,710	$239,800	$9,350	$557,860
Allan J. Baum(3)	$—	$—	$3,541	$3,451
Z. Jamie Behar(4)	$—	$—	$—	$—
Mark W. Brugger(5)	$111,884	$106,253	$3,509	$221,646
Thomas D. Eckert(3)	$—	$—	$114	$114
James L. Francis	$230,997	$127,450	$2,338	$360,785
Gregory F. Hughes(3)	$—	$—	$654	$654
Jeffrey E. Kelter(3)	$—	$—	$3,385	$3,385
James M. Orphanides(6)	$133,941	$127,450	$2,338	$263,729
Louis P. Salvatore	$225,927	$127,450	$2,338	$355,715
__________

*
The columns for “Options Awards”, “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(1)
Amounts shown do not reflect compensation actually received by the named director. Instead, the amounts shown are the aggregate grant date fair value of stock awards issued to the director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation - Stock Compensation,” or FASB ASC Topic 718.

(2)	Represents dividend equivalents paid on Restricted Stock Units (“RSUs”).

(3)
In accordance with the terms of the merger agreement and following the consummation of the Merger in December 2015, the following directors of Legacy Gramercy became Trustees of the company: Mr. Allan J. Baum, Mr. Thomas D. Eckert, Mr. Gregory F. Hughes, and Mr. Jeffery E. Kelter.

(4)	Ms. Z. Jamie Behar was appointed to the Board of Trustees on December 8, 2015 effective upon the consummation of the Merger.

(5)	On September 4, 2015, Mr. Mark W. Brugger resigned from the Board.

(6)	On December 21, 2015, Mr. James M. Orphanides resigned from the Board.
In December 2015, subsequent to the consummation of the Merger, our Compensation Committee adopted the annual fees payable to our non-executive trustees commencing January 1, 2016.  Each non-executive Trustee receives an annual fee of $150,000, payable in quarterly installments, 40% in cash and 60% in RSUs.  Our Chairman of the Board receives an additional annual fee of $75,000 and each non-executive Trustee who serves as a chairman of our Audit Committee, Compensation Committee, and Nominating Committee, and Investment Committee receives an additional annual fee of $20,000, $15,000, $15,000, and $15,000, respectively, which fees are payable in cash, in quarterly installments. Each non-executive Trustee who serves on a committee receives an additional annual fee for Audit Committee, Compensation Committee, Nominating Committee, and Investment Committee in the amount of $10,000, $5,000, $5,000, and $5,000 respectively, payable in cash in quarterly installments. Each non-executive Trustee also receives a fee in the amount of $1,500 for each meeting of our Board of Trustees or Committee of our Board of Trustees attended.
All the trustees received reimbursement of reasonable out-of-pocket expenses incurred in connection with their service as trustees for fiscal year 2015. If a trustee was also an officer of the company, they were not paid separate compensation for those services rendered as a trustee for fiscal year 2015.

PROPOSAL 2: APPROVAL OF OUR 2016 EQUITY INCENTIVE PLAN
On April 26, 2016, our Board of Trustees (the “Board”) adopted, subject to shareholder approval at the annual meeting, the Gramercy Property Trust 2016 Equity Incentive Plan (the “2016 Equity Plan”). Our Board has directed that the proposal to approve the 2016 Equity Plan be submitted to our shareholders for their approval at the annual meeting. Also, shareholder approval is being sought (i) so that the compensation attributable to grants under the 2016 Equity Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) in order for incentive share options to meet the requirements of section 422 of the Code, and (iii) in order to the meet the listing standards of the New York Stock Exchange.
Our Board believes that the approval of the 2016 Equity Plan by our shareholders will further our compensation structure and strategy. The Board believes that the interests of our shareholders will be advanced if we can offer our employees, advisors, consultants, and non-employee trustees the opportunity to acquire or increase their proprietary interests in us. In addition, the Board believes that our ability to retain top quality management and employees is material to our success and would be enhanced by our ability to grant equity compensation under the 2016 Equity Plan.
We currently maintain the 2013 Equity Incentive Plan (the “2013 Equity Plan”); however, if our 2016 Equity Plan is approved by our shareholders at the annual meeting no further grants will be made under the 2013 Equity Plan. We also currently maintain the Amended and Restated 2004 Equity Incentive Plan (the “2004 Equity Plan”), the 2012 Inducement Equity Incentive Plan (the "2012 Equity Plan”) and the 2015 Equity Incentive Plan (the “2015 Equity Plan”), collectively referred to as the “Legacy Gramercy Equity Plans”, each of which we assumed in connection with consummation of the merger with Gramercy Property Trust Inc. in December 2015 (the “Merger”). In connection with the Merger, each outstanding award under the Legacy Gramercy Equity Plans was converted into an award for our common shares based on the conversion ratio set forth in the Merger agreement and after the Merger no new awards may be granted under the Legacy Gramercy Equity Plans.
As of the Record Date, there were 5,000,000 of our common shares subject to outstanding awards under the 2013 Equity Plan, 1,676,368 of our common shares subject to outstanding awards under the 2004 Equity Plan, 2,350,419 of our common shares subject to outstanding awards under the 2012 Equity Plan, and 246,062 of our common shares subject to outstanding awards under the 2015 Equity Plan.
If approved by our shareholders, the 2016 Equity Plan will become effective on June 23, 2016. If the shareholders do not approve the 2016 Equity Plan, the 2016 Equity Plan will not become effective and no awards will be issued under the 2016 Equity Plan.
The material terms of the 2016 Equity Plan are summarized below. A copy of the 2016 Equity Plan is attached as Appendix A to this Proxy Statement. The summary of the 2016 Equity Plan below is not intended to be a complete description of the 2016 Equity Plan. This summary is qualified in its entirety by the actual text of the 2016 Equity Plan to which reference is made.

DESCRIPTION OF THE 2016 EQUITY PLAN

Types of Awards
The 2016 Equity Plan provides that awards may be made in any of the following forms:

•	Incentive share options

•	Nonqualified options

•	Share appreciation rights (“SARs”)

•	Share awards

•	Restricted share units (including dividend equivalents)

•	Other equity awards (including LTIP Units)

Shares Subject to the 2016 Equity Plan
The aggregate number of our common shares that may be issued or transferred under the 2016 Equity Plan is 12,000,000 shares, subject to adjustment in certain circumstances as described below (the “Plan Limit”). The common shares that are issued or transferred under the 2016 Equity Plan may be authorized but unissued common shares or reacquired common shares, including our common shares purchased by us on the open market for purposes of the 2016 Equity Plan.
The 2016 Equity Plan provides that the maximum aggregate number of our common shares with respect to which awards may be made to any individual during any calendar year is 2,500,000 shares, subject to adjustment in certain circumstances as described below. The maximum aggregate number of our common shares that may be granted pursuant to share awards, restricted share units, or other equity awards that are intended to be qualified performance-based compensation under section 162(m) of the Code to any individual during any calendar year is 2,500,000 shares, subject to adjustment in certain circumstances as described below. These individual share limits apply regardless of whether grants are to be paid in shares or cash.
If dividend equivalents are granted as performance-based compensation under section 162(m) of the Code, a grantee may not accrue more than $1,500,000 of such dividend equivalents during any calendar year.
If and to the extent options and SARs granted under the 2016 Equity Plan terminate, expire, or are cancelled, forfeited, exchanged, or surrendered without having been exercised and to the extent share awards, restricted share units, or other equity awards (including LTIP Units) are forfeited, terminated, or otherwise not paid in full, the shares subject to such awards will become available again for purposes of the 2016 Equity Plan. To the extent that awards are designated to be paid in cash and not in our common shares, such awards will not count against the share limits set forth above. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not be available again for issuance or transfer under the 2016 Equity Plan. Additionally, if SARs are exercised and settled in shares, the full number of shares subject to the SARs will be considered issued under the 2016 Equity Plan, without regard to the number of shares issued upon settlement of the SARs.
Term of 2016 Equity Plan
If approved by our shareholders, the 2016 Equity Plan will become effective on June 23, 2016. The 2016 Equity Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless sooner terminated by the Board.
Administration
The 2016 Equity Plan will be administered and interpreted by a committee consisting of members of our Board, which committee is appointed by the Board (the “Committee”). However, the Board will approve and administer all grants to non-employee trustees. The Committee may delegate its authority under the 2016 Equity Plan to a subcommittee.
The Committee has the sole authority to (i) determine the individuals to whom awards will be made under the 2016 Equity Plan, (ii) determine the type, size, and terms and conditions of the awards, (iii) determine the time when awards will be made and the duration of any applicable exercise, vesting, or restriction period, including the criteria for exercisability, vesting, and the restriction period and the acceleration of exercisability, vesting, and lapse of a restriction period, (iv) amend the terms and conditions of any previously issued award, subject to the limitations described below, (v) determine any restrictions on resale applicable to our common shares to be issued or transferred pursuant to an award, (vi) determine whether any award shall be subject to any non-competition, non-solicitation, confidentiality, clawback, or other covenant, and (vii) deal with any other matters arising under the 2016 Equity Plan.
The Committee may delegate to our Chief Executive Officer the authority to grant, administer, and modify the awards under the 2016 Equity Plan with respect to employees who are not subject to the restrictions of section 16(b) of the Securities Exchange Act of 1934, as amended, as long as the awards are not intended to be “qualified performance-based compensation” under section 162(m) of the Code, and as long as such awards are granted, administered, and modified in accordance with appropriate parameters set by the Committee.
The Committee presently consists of Messrs. James L. Francis, Charles E. Black, Allan J. Baum, and Jeffrey E. Kelter, each of whom is a non-employee member of our Board.

Eligibility for Participation
All of our employees, non-employee trustees, consultants, and advisors, as well as those of our subsidiaries are eligible to receive awards under the 2016 Equity Plan, subject to certain conditions set forth in the 2016 Equity Plan. As of the Record Date, approximately 100 employees and eight non-employee trustees would be eligible to receive awards under the 2016 Equity Plan. As of the Record Date, no consultants or advisors would be eligible to receive awards under the 2016 Equity Plan.

Types of Awards
Options
The Committee may grant options intended to qualify as “incentive share options” within the meaning of section 422 of the Code (“ISOs”) or “nonqualified options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2016 Equity Plan may receive an award of NQSOs. Only our employees and employees of our subsidiaries may receive an award of ISOs. The maximum aggregate number of our common shares with respect to which ISOs may be granted under the 2016 Equity Plan is 12,000,000 shares, subject to adjustment, and all shares issued under the 2016 Equity Plan as ISOs shall count against the Plan Limit.
The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2016 Equity Plan will not be less than the fair market value of our common shares on the date of grant (or if there were no trades on that date, on the latest preceding date upon which a sale was reported). However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding shares, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common shares on the date of grant (or if there were no trades on that date, on the latest preceding date upon which a sale was reported).
The Committee will determine the term of each option, which will not exceed ten years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding shares, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of our common shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.
The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. In general, an option may only be exercised while a grantee is employed by, or providing service to, us or our subsidiaries. However, unless provided otherwise in the grantee’s award agreement or other written agreement, an option may be exercised for a period of time following the grantee’s termination of employment or service as follows: (a) if a grantee’s employment or service terminates for any reason other than disability, death, retirement, or for cause, the grantee’s option will terminate 90 days following the date on which the grantee ceases to be employed by, or provide service to, us; (b) if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s retirement, death, or disability, or the grantee dies within 90 days following a termination of employment or service with us for any reason other than cause, the grantee’s options will terminate one year after the date on which the grantee ceases to be employed by, or provide service to, us; and (c) if a grantee ceases to be employed by, or provide service to, us on account of “cause” (as defined in the grantee’s award agreement), any option held by the grantee will terminate immediately. In each case described above, the Committee may specify a different termination date for the option, but in no event may the option be exercised later than the expiration of the option term.
A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) with the approval of the Committee, by delivering our common shares owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to the ownership of such shares; (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; (iv) if permitted by the Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in our common shares with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of our common shares subject to the surrendered portion exceeds the aggregate exercise price; (v) by such other method approved by the Committee; or (vi) by any combination of the foregoing.

SARs
The Committee may grant SARs to anyone eligible to participate in the 2016 Equity Plan. SARs may be granted in connection with, or independently of, any option granted under the 2016 Equity Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of our common shares on the date of exercise over the base amount of the SAR set forth in the grantee’s award agreement. Such payment to the grantee will be in cash, in our common shares, or in a combination of cash and common shares, as determined by the Committee. The Committee will determine the term of each SAR, which will not exceed ten years from the date of grant.
The base amount of each SAR will be established by the Committee at the time the SAR is granted and will be equal to, or greater than, the fair market value of our common shares on the date the SAR is granted (or if there were no trades on that date, on the latest preceding date upon which a sale was reported). The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within the same specified period of time after termination of such employment or service as provided with respect to options.
Share Awards
The Committee may provide that common shares may be granted under a share award to any grantee for consideration or no consideration, and subject to such restrictions, if any, as determined by the Committee. The Committee may establish conditions under which restrictions on share awards lapse over a period of time or according to such other criteria (including restrictions based on the achievement of specific performance goals) as the Committee deems appropriate. The period of time that a share award remains subject to restrictions is referred to below as the “restriction period.”
Unless the Committee determines otherwise in the grantee’s award agreement, during the restriction period, the grantee will have the right to vote the common shares subject to the share award and to receive any dividends or other distributions paid on such shares, subject to any restrictions determined appropriate by the Committee, including, without limitation, the achievement of specific performance goals. The grantee cannot sell or otherwise dispose of common shares during the restriction period. Subject to exceptions as the Committee deems appropriate, if a grantee ceases to be employed by, or provide service to, us or our subsidiaries during the restriction period, or if other specified conditions are not met, the share award will terminate as to all shares covered by the grant as to which restrictions have not lapsed.
Restricted Share Units
The Committee may grant restricted share units to anyone eligible to participate in the 2016 Equity Plan. Each restricted share unit provides the grantee with the right to receive a share of our common shares or an amount based on the value of a share of our common shares at a future date, if specified conditions are met. The Committee will determine the number of restricted share units that will be granted and the terms and conditions applicable to restricted share units, which may include payment based on achievement of specified performance goals.
Restricted share units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a restricted share unit becomes payable, it will be paid to the grantee in cash, in our common shares, or in a combination of cash and our common shares, as determined by the Committee. All unvested restricted share units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.
The Committee may grant dividend equivalents in connection with awards of restricted share units made under the 2016 Equity Plan. Dividend equivalents entitle the grantee to receive amounts equal to the dividends that are paid on the shares underlying a restricted share unit while the restricted share unit is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of restricted share units. The Committee may provide that dividend equivalents shall be payable based on the achievement of specific performance goals. Dividend equivalents may be paid in cash, in our common shares, or in a combination of the two. The terms and conditions of dividend equivalents will be determined by the Committee.
Other Equity Awards
The Committee may grant other equity awards, which are awards other than options, SARs, share awards, and restricted share units, that are based on, measured by, or payable in our common shares, on such terms and conditions as the Committee determines. The Committee may grant other equity awards to anyone eligible to participate in the

2016 Equity Plan. These awards may be denominated in cash, our common shares or other securities, share-equivalent units, share appreciation units, securities or debentures convertible into our common shares (including LTIP Units), or any combination of the foregoing, and may be paid in cash, in our common shares or other securities, or in a combination of the foregoing. The terms and conditions for other equity awards will be determined by the Committee, provided that the grant of LTIP Units must satisfy the requirements of the partnership agreement for our operating partnership as in effect on the date of grant.
We may make certain awards in the form of LTIP Units. LTIP Units are a separate series of units of limited partnership interests in our operating partnership. LTIP Units, which can be granted either as free-standing awards or in tandem with other awards under the 2016 Equity Plan, will be valued by reference to the value of our common shares, and will be subject to such conditions and restrictions as the Committee may determine, including continued employment or service, achievement of financial metrics, and/or achievement of pre-established performance goals and objectives. If applicable conditions and/or restrictions are not attained, participants will forfeit their LTIP Units. Unless otherwise provided, LTIP Unit awards, whether vested or unvested, may entitle the participant to receive distributions from our operating partnership equivalent to the dividends that would be payable with respect to the number of our common shares underlying the LTIP Unit award.
LTIP Units are intended to be structured as “profits interests” for U.S. federal income tax purposes, and we do not expect the grant, vesting, or conversion of LTIP Units to produce a tax deduction for us. As profits interests, LTIP Units initially will not have full parity, on a per unit basis, with the operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with common units and therefore accrete to an economic value for the participant equivalent to common units. If such parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for our common shares on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP Units will not achieve parity with common units, and the value that a participant could realize for a given number of LTIP Units will be less than the value of an equal number of our common shares and may be zero. Each LTIP Unit awarded will be equivalent to an award of one share of our common shares reserved under the 2016 Equity Plan, thereby reducing the number of our common shares available for other equity awards on a one-for-one basis.

Qualified Performance-Based Compensation
The 2016 Equity Plan permits the Committee to impose objective performance goals that must be met with respect to awards of share awards, restricted share units, dividend equivalents, or other equity awards granted to employees under the 2016 Equity Plan, in order for the awards to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences Related to Awards” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the objective performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the 2016 Equity Plan and section 162(m) of the Code, including the employment requirements and payment terms.
The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: share price appreciation; share price; total shareholder return; total shareholder return as compared to total shareholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality. Such performance goals may be particular to a grantee’s business unit or the performance of us or a subsidiary or us and our subsidiaries as a whole, or any combination of the foregoing. The Committee will use objectively determinable performance goals. For purposes of establishing the objective performance goals, the goals must be substantially uncertain at the time they are established and such goals must be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee will not have discretion to increase the amount of compensation that is payable pursuant to a qualified performance-based award. At the end of the designated performance period, the Committee will determine to what extent the established performance goals have been met and will certify the performance results for any award made for such period. The Committee may provide in the grantee’s award agreement the extent to which a qualified performance-based award would be payable upon the grantee’s death, disability, or a change in control, or under other circumstances consistent with the requirements under section 162(m) of the Code.

Deferrals
The 2016 Equity Plan provides that the Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of our common shares that would otherwise be due to the grantee in connection with any awards under the 2016 Equity Plan. The Committee will establish the rules and procedures applicable to any such deferrals, consistent with the applicable requirements under the Code relating to deferrals.
Adjustment Provisions
If there is any change in the number or kind of our common shares outstanding by reason of (i) a share dividend, spinoff, recapitalization, share split, or combination or exchange of shares, (ii) a merger, reorganization, or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting our outstanding common shares as a class without our receipt of consideration, or if the value of the our outstanding common shares is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of our common shares available for issuance under the 2016 Equity Plan, the maximum number of our common shares for which any individual may receive awards in any year as described above, the kind and number of shares covered by outstanding awards, the kind and number of shares issued or transferred and to be issued or transferred under the 2016 Equity Plan, and the price per share or the applicable market value of such awards will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of our common shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2016 Equity Plan and such outstanding awards. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change in control, the provisions applicable to a change in control, described below, will apply. Any adjustments to outstanding awards will be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding, and conclusive.
Transferability
Generally, only the grantee may exercise rights under an award during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution. However, if permitted by the Committee, a grantee may transfer an award other than an ISO pursuant to a domestic relations order. The Committee may also provide, in an award agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.
Change in Control
In the event of a change in control where we are not the surviving real estate investment trust (or survive only as a subsidiary of another real estate investment trust or corporation), unless the Committee determines otherwise, all outstanding options and SARs that are not exercised or paid at the time of the change in control shall be assumed by, or replaced with comparable options and rights by, the surviving real estate investment trust or corporation or a parent or subsidiary of the surviving real estate investment trust or corporation, and other outstanding awards shall be converted to similar grants of the surviving real estate investment trust or corporation (or a parent or subsidiary of the surviving real estate investment trust or corporation). If any outstanding awards are not assumed by, replaced with, or converted to awards in accordance with the preceding sentence, then such awards shall automatically become vested and exercisable, and all restrictions and conditions on such awards shall lapse, as applicable.
Unless the grantee’s award agreement provides otherwise, if a grantee’s employment is terminated without cause, within 18 months following a change in control, the grantee’s outstanding awards will become fully vested and exercisable, and all restrictions and conditions on such awards shall lapse, on the date of the termination, except that if the vesting of any such awards is based, in whole or in part, on performance, the grantee’s award agreement will specify how the portion of the award that becomes vested under this paragraph will be calculated.
In the alternative, in the event of a change in control, the Committee may take any of the following actions with respect to any or all outstanding awards, without the consent of any grantee:

•	Determine that outstanding options and SARs shall accelerate and become fully exercisable, in whole or part;

•	Determine that restrictions and conditions on outstanding share awards shall lapse, in whole or part;

•	Determine that outstanding restricted share units, other equity awards, and dividend equivalents shall be fully vested, in whole or part;

•
Require that grantees surrender their options and SARs in exchange for payment by us, in cash or our common shares as determined by the Committee, in an amount equal to the amount, if any, by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•
Determine that grantees receive a payment in settlement of outstanding share awards, restricted shares units, dividend equivalents, or other equity awards, if permitted under applicable rules relating to deferred compensation.

Notwithstanding the foregoing, if the per share fair market value of our common shares does not exceed the exercise price or base amount, as applicable, we will not be required to make any payment to the grantee upon surrender of the option or SAR.
A change in control is defined in the 2016 Equity Plan, and generally will be deemed to have occurred if one of the following events occurs: (i) any person or group becomes beneficial owner, directly or indirectly, of our securities representing 50% or more of either the combined voting power of our then outstanding securities or our then outstanding common shares (other than as a result of an acquisition of securities directly from us); (ii) a consolidation or merger where our shareholders immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the company issuing cash or securities in the consolidation or merger (or of its ultimate parent, if any); (iii) there is a sale, lease, exchange, or other transfer (in one transaction or a series of transactions) of all or substantially all of our assets; (iv) the approval by our shareholders of our liquidation or dissolution; or (v) the members of the Board at the beginning of any consecutive 24-month period (“incumbent trustees”) cease for any reason other than due to death to constitute at least a majority of the members of the Board, except that any trustee whose election, or nomination for election by our shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-month period will be deemed to be an incumbent trustee.
Notwithstanding the foregoing, the Committee may modify the definition of change in control for a particular award as set forth in the grantee’s award agreement as the Committee deems appropriate to comply with section 409A of the Code.
Amendment and Termination of the 2016 Equity Plan
Our Board may amend or terminate the 2016 Equity Plan or an award at any time, however, the Board may not amend the 2016 Equity Plan without shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2016 Equity Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless the 2016 Equity Plan is terminated earlier by our Board or is extended by our Board with the approval of the shareholders.
Shareholder Approval for Qualified Performance-Based Compensation
If share awards, restricted share units, dividend equivalents, or other equity awards are to be granted as qualified performance-based compensation under section 162(m) of the Code, the qualified performance-based compensation provisions of the 2016 Equity Plan must be re-approved by our shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which our shareholders previously approved the 2016 Equity Plan.
No Repricing
Except as set forth in the 2016 Equity Plan, we cannot, without shareholder approval, (i) amend the terms of outstanding options or SARs under the 2016 Equity Plan to reduce the exercise price or base amount, (ii) cancel outstanding options or SARs in exchange for options or SARs with an exercise price or base amount that is less than the exercise price or base amount of the original options or SARs, or (iii) cancel outstanding options or SARs with an exercise price or base amount above the current share price in exchange for cash or other securities.

Grantees Outside of the United States
If any individual who receives an award under the 2016 Equity Plan is subject to taxation in a country other than the United States, the Committee may make the award on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.
Clawback Policy
All awards made under the 2016 Equity Plan are subject to any clawback or recoupment policies, share trading policies, and any other policy implemented by the Board or the Committee, as in effect from time to time.
New 2016 Equity Plan Benefits
Awards under the 2016 Equity Plan are discretionary, so it is currently not possible to predict the number of our common shares that will be granted or who will receive awards under the 2016 Equity Plan after the 2016 annual meeting of our shareholders.
As part of the compensation plan for our non-employee trustees, for the period commencing January 1, 2016 and thereafter until modified by the Board, restricted share units having an aggregate value of $180,000 (based on the closing price of our common shares on the business day immediately preceding the grant date and assuming there are eight non-employee trustees) are granted on the first business day of each calendar quarter. The restricted share units are fully vested on the grant date and each restricted share unit will be converted into an equivalent number of our common shares upon the earlier of (i) the six month anniversary of the trustee’s separation from service or (ii) we experience a change in the ownership or effective control. If the 2016 Equity Plan is approved by our shareholders, beginning with respect to grants made on and after July 1, 2016, the foregoing restricted share unit grants to our trustees will be granted under the 2016 Equity Plan. See “Compensation of Trustees” for additional information.
The closing price of our common shares on the Record Date was $8.44 per share.
Federal Income Tax Consequences Relating to Awards
The federal income tax consequences of awards under the 2016 Equity Plan will depend on the type of award. The following description provides only a general description of the application of federal income tax laws to awards under the 2016 Equity Plan. This discussion is intended for the information of shareholders considering how to vote at the 2016 annual meeting of our shareholders and not as tax guidance to grantees, as the consequences may vary depending on the types of awards made, the identity of the grantees, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of our common shares or payment of cash under the 2016 Equity Plan. Future appreciation on our common shares held beyond the ordinary income recognition event will be taxable as capital gain when our common shares are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.
Exceptions to these general rules arise under the following circumstances:
(i) If our common shares, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.
(ii) If an employee exercises an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if our common shares acquired upon exercise of the option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) An award may be subject to a 20% penalty tax, in addition to ordinary income tax and any similar state law penalty tax, at the time the award becomes vested, plus interest, if the award constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.
Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2016 Equity Plan will be qualified performance-based compensation. Restricted share units, share awards, dividend equivalents, and other equity awards granted under the 2016 Equity Plan may be structured to meet the qualified performance-based compensation exception under section 162(m) of the Code if the Committee determines to condition such awards on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.
We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state, or local tax withholding obligations with respect to awards. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy our withholding obligation with respect to awards paid in our common shares by having shares withheld, at the time the awards become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities (or such other withholding tax rate as the Committee may permit).
SHAREHOLDER APPROVAL
The affirmative vote of a majority of the votes cast at the 2016 annual meeting of our shareholders is required to approve the Gramercy Property Trust 2016 Equity Incentive Plan.
RECOMMENDATION OF THE BOARD
Our Board of Trustees unanimously recommends a vote “FOR” the approval of the Gramercy Property Trust 2016 Equity Incentive Plan

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Change in Independent Registered Public Accounting Firm
Prior to the Merger with Chambers on December 17, 2015, the company’s annual financial statements were audited by the accounting firm of Deloitte & Touche LLP and pre-Merger Gramercy Property Trust Inc.’s annual financial statements were audited by Ernst & Young LLP. The Merger was accounted for as a reverse merger pursuant to Accounting Standards Codification 805, Business Combinations ("ASC 805"), and as such, Chambers was deemed the legal acquirer and legacy Gramercy was determined to be the accounting acquirer for financial reporting purposes. Thus, the historical financial information of legacy Gramercy prior to the Merger has become the company’s historical financial information. SEC guidance states that unless the same accountant reported on the most recent financial statement of both the accounting acquirer and the legal successor, a reverse merger results in a change in the legal successor’s accountants. Following the Merger on December 17, 2015, the Audit Committee dismissed Deloitte & Touche LLP as the company’s independent registered public accounting firm on December 17, 2015 and appointed Ernst & Young LLP as the company’s new independent registered accounting firm, as disclosed in our Current Report on Form 8-K filed by the company on December 18, 2015.
During the period between January 1, 2015 and December 17, 2015, (i) there were no disagreements between the company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to such disagreement in its reports on the company’s financial statements, and (ii) there were no events of the kinds listed in paragraphs (A) through (D) of Item 307(a)(1)(v) of the SEC’s Regulation S-K between the company and Deloitte & Touche LLP. During the period between January 1, 2015 and December 17, 2015, the company did not consult with Ernst & Young LLP, and Ernst & Young LLP did not provide the company with any written report or oral advice, regarding any of the matters described in Item 304(a)(2) of the SEC’s Regulation S-K.
Selection of Independent Registered Public Accounting Firm
The Audit Committee has appointed the accounting firm of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification of this appointment by our shareholders. Shareholder ratification of the appointment of Ernst & Young LLP is not required by law, the NYSE or our organizational documents. However, as a matter of good corporate governance, our Board of Trustees has elected to submit the appointment of Ernst & Young LLP to our common shareholders for ratification at the 2016 annual meeting. If our common shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the matter, taking into consideration the common shareholder vote on the ratification and the advisability of appointing a new independent registered public accounting firm prior to the completion of the 2016 audit and may decide to retain Ernst & Young LLP notwithstanding the vote.
A representative of Ernst & Young LLP will be present at our annual meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Fee Disclosure
As a result of the Merger being a reverse merger, with Chambers as the legal acquirer and legacy Gramercy as the accounting acquirer, the following information reflects the fees paid to Ernst & Young LLP, legacy Gramercy’s historical independent registered public accounting firm, for the fiscal years ended December 31, 2015 and 2014. Fees paid prior to December 17, 2015, were paid by legacy Gramercy and fees paid subsequent to December 17, 2015 were paid by the company and current registrant.
Audit Fees
Fees for audit services totaled approximately $3,871,536 in 2015 and $1,909,338 in 2014, of which $400,631 and $176,000 was attributable to Sarbanes-Oxley 404 planning and testing in 2015 and 2014, respectively. Audit fees include fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. In addition, audit fees include fees for public filings in connection with various investments and services in connection with common stock offerings and certain other transactions, including fees related to business combinations and the merger of $1,667,700. Audit fees also include fees for accounting research and accounting consultations billed as audit services.
Audit-Related Fees

Fees for audit-related services totaled approximately $208,600 in 2015 and $88,000 in 2014. The audit-related services principally include fees for assurance related services in connection with our acquisition activities, due diligence for mergers and acquisitions and accounting consultations and audits in connection with acquisitions.
Tax Fees
Fees for tax services totaled approximately $490,685 in 2015 and $168,199 in 2014, associated with the 2014 and 2013 tax return preparation and routine on call advisory services. Tax fees include fees for tax compliance, tax planning and tax advice.
All Other Fees
We did not incur fees for other services not included above.
Our Audit Committee considers whether the provision by Ernst & Young LLP of the services that are required to be described under “All Other Fees” is compatible with maintaining Ernst & Young LLP’s independence from both management and our company.
Pre-Approval Policies and Procedures of Gramercy’s Audit Committee
The Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by the independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered “de minimis” if: (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues paid to the independent registered public accounting firm during the fiscal year in which they are provided; (ii) Gramercy did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the Audit Committee’s attention and approved prior to the completion of the audit by the Audit Committee or any of its member(s) who has authority to give such approval. None of the fees reflected above were approved by the Audit Committee pursuant to this “de minimis” exception. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals.
The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the shareholder meeting at which a quorum is present.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We seek an advisory vote on the compensation of our named executive officers as described under: “Executive Compensation-Compensation Discussion and Analysis” section (and the accompanying tabular and narrative disclosure) of this proxy statement. We are conducting this advisory vote to contribute to its commitment to high standards of governance and pursuant to regulations under Section 14A of the Exchange Act. The following proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to fiscal 2015 executive compensation programs and policies and the compensation paid to its named executive officers. If you are a shareholder as of the record date, your advisory vote will serve as an additional tool to guide the Board and Compensation Committee in aligning the executive compensation programs with the interests of the company and its shareholders.
As discussed in the “Executive Compensation-Compensation Discussion and Analysis” section of this proxy statement and the accompanying tables and related narrative disclosure, the primary objectives of the executive compensation program are to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow our company, and are accountable for its performance. Under this program, we also seek to promote an ownership mentality amongst our named executive officers by issuing equity grants to them that not only align their interests with the interests of its shareholders, but also enhance the executives’ focus on long-term performance. We believe this strong tie between compensation and performance leads to success and serves the best interests of shareholders. Our Compensation Committee regularly reviews all elements of the compensation paid to its named executive officers to align the interests of its named executive officers with shareholders, and incentivize executives to focus on the achievement of long-term business objectives. Please refer to the “Executive Compensation-Compensation Discussion and Analysis” section of this proxy statement for additional details about the executive compensation program, including information about the fiscal year 2015 compensation of our named executive officers.
Approval of this advisory “Say on Pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the shareholder meeting at which a quorum is present.
The vote on this proposal is advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding on or overrule any decisions by the Board, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Nevertheless, the Board values input from shareholders highly and will carefully consider the results of this vote when making future decisions about executive compensation. In addition, even if a majority of shareholders approves this proposal, if there is a significant vote against the compensation of the named executive officers, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Board unanimously recommends that shareholders vote “FOR” the following advisory resolution:
“RESOLVED, that the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules, including under: “Executive Compensation-Compensation Discussion and Analysis” (and the accompanying tabular and narrative disclosure); is hereby approved.”

AUDIT COMMITTEE REPORT
The following is a report by the Audit Committee of the Board of Trustees of Gramercy Property Trust (the “Audit Committee”) regarding the responsibilities and functions of the Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed with the SEC, under the Securities Act or the Exchange Act, except to the extent that we specifically incorporates this report by reference in any such document.
The Audit Committee oversees our financial reporting process. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee received the written disclosure and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as currently in effect, discussed with our independent registered public accounting firm the auditors’ independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with their independence.
The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of its financial reporting, including unconsolidated sheet investments.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Trustees (and our Board of Trustees has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Ernst & Young LLP is in fact “independent.”

Our Board of Trustees has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. It also has determined that the Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, such experts being Mr. Salvatore and Mr. Hughes, and that they are “independent,” as such term is defined by the applicable rules of the SEC and the NYSE.

Submitted by the Audit Committee
Louis P. Salvatore (Chairman) Z. Jamie Behar Thomas D. Eckert Gregory F. Hughes

GRAMERCY CORPORATE GOVERNANCE MATTERS
This section contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the NYSE’s corporate governance rules that were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. Our Board of Trustees reviews these guidelines and other aspects of our corporate governance periodically.
You are encouraged to visit the corporate governance section of the “Investor Relations - Corporate Governance” page of our corporate website at www.gptreit.com to view or to obtain copies of our committee charters, amended and restated code of business conduct and ethics, corporate governance guidelines, and amended and restated whistleblowing and whistleblower protection policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnishes to the SEC. You may also obtain, free of charge, a copy of our committee charters, amended and restated code of business conduct and ethics, corporate governance guidelines and amended and restated whistleblowing and whistleblower protection policy by directing your request in writing to Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, NY 10175, Attn: Investor Relations. Additional information relating to the corporate governance of Gramercy is also included in other sections of this proxy statement.
Corporate Governance Highlights

•	8 of our 9 Trustees are Independent

•	Independent Chairman of the Board

•	Share Ownership and Retention Guidelines for Trustees and Officers

•	Anti-Hedging, Short Sale and Pledging Policies for Trustees and Officers

•	Majority Voting for Trustees (via Trustee Resignation Policy)

•	Annual Election of All Trustees

•	Eliminated CEO Super-Majority Termination Protection from Bylaws

•	No Poison Pill or Similar Feature
Amended and Restated Code of Business Conduct and Ethics
The Board has adopted an amended and restated code of business conduct and ethics that applies to trustees, officers and employees. Among other matters, the amended and restated code of business conduct and ethics was designed to deter wrongdoing and to assist trustees, executive officers and employees in promoting honest and ethical conduct, including the following: ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in SEC reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt and anonymous internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the code.
Any amendment to, or waiver of, the amended and restated code of business conduct and ethics may be made only by the Board or one of its committees specifically authorized for this purpose and the company intends to disclose any changes in or waivers from this code of ethics by posting such information on its website or by filing a Current Report on Form 8-K.
Trustee Independence
Background.
Our corporate governance guidelines provide that a majority of the trustees serving on our Board of Trustees must be independent as required by the listing standards of the NYSE and the rules promulgated by the SEC.
Independence Determinations Made by the Board of Trustees.
Our Board of Trustees has determined, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which our Board of Trustees had knowledge, between or among the trustees and our company or its management, that each of Charles E. Black, James L. Francis, Thomas D. Eckert, Z. Jamie

Behar, Gregory F. Hughes, Jeffrey E. Kelter, Allan J. Baum, and Louis P. Salvatore, has no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. No trustee participated in the final determination of his own independence.
Consideration of Trustee Candidates
The Nominating and Corporate Governance Committee considers properly submitted shareholder recommendations for candidates for membership on our Board of Trustees as described below under “Identifying and Evaluating Trustee Candidates.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Trustees and to address the membership criteria set forth below under “Trustee Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for board membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, NY 10175, Attn: Secretary.
Trustee Qualifications.
Our Board of Trustees has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Trustees carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are trustee qualification standards, trustee responsibilities, trustee access to management and independent advisors, trustee compensation, trustee orientation and continuing education, management succession, annual performance evaluation of our Board of Trustees, management responsibilities and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our common shares are listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our Board of Trustees. Among the areas addressed by the Corporate Governance Guidelines are trustee qualification standards, trustee responsibilities, trustee access to management and independent advisors, trustee compensation, trustee orientation and continuing education, management succession, annual performance evaluation of our Board of Trustees, management responsibilities and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our common shares are listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our Board of Trustees.
Identifying and Evaluating Trustee Candidates.
The Nominating and Corporate Governance Committee may solicit recommendations for trustee nominees from any or all of the following sources: non-management trustees, the Chief Executive Officer and President, other executive officers, third-party search firms or any other source it deems appropriate. As described above, the Nominating and Corporate Governance Committee will also consider potential nominees recommended by shareholders.
Each trustee candidate must have (i) education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business or to our status as a publicly-owned company, (ii) a reputation for integrity, (iii) a reputation for exercising good business judgment and (iv) sufficient available time to be able to fulfill his or her responsibilities as a member of our Board of Trustees and of any committees to which he or she may be appointed.
In making recommendations to our Board of Trustees, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity, education, experience with businesses and other organizations comparable to our company, the interplay of the candidate’s experience with the experience of other Board of Trustee members, the candidate’s industry knowledge and experience, the ability of a nominee to devote sufficient time to our affairs, any actual or potential conflicts of interest and the extent to which the candidate generally would be a desirable addition to our Board of Trustees and any of its committees. Attributes that our Nominating and Corporate Governance Committee consider include: (i) prior experience on our Board of Trustees and other relevant board level experience; (ii) real estate industry experience; (iii) transactional experience, especially within the real estate industry; (iv) relevant experience in property operations; (v) financial expertise; (vi) legal and/or regulatory experience; (vii) knowledge of and experience with corporate governance matters; (viii) experience with executive compensation matters; and (ix) prior experience in risk management.

While we do not have a formal written diversity policy, our Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating trustee candidates for Board of Trustee membership. We believe that considerations of diversity are, and will continue to be, an important component relating to the composition of our Board of Trustees as multiple and varied points of view contribute to a more effective decision-making process.
When considering current trustees for re-nomination to our Board of Trustees, our Nominating and Corporate Governance Committee takes into account the performance of each trustee. Our Nominating and Corporate Governance committee also reviews the composition of our Board of Trustees in light of the current challenges and needs of our Board of Trustees and us, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, judgment, age, skills, background and experience.
There are no nominees for election to our Board of Trustees this year who have not previously served as a trustee.
Audit Committee Financial Expert
The Board has determined that its Audit Committee has at least one “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K, such experts being Mr. Gregory F. Hughes and Mr. Louis P. Salvatore, and that they are “independent,” as such term is defined by the applicable rules of the SEC and the NYSE. Mr. Salvatore and Mr. Hughes have agreed to serve as our audit committee financial experts.
Communications with our Board of Trustees
We have a process by which shareholders and/or other parties may communicate with our Board of Trustees, our Chairman, its independent trustees as a group or individual trustees. Any such communications may be sent to the Board of Trustees by U.S. mail or overnight delivery and should be directed to Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, NY 10175, Attn: General Counsel, who will forward such communications on to the intended recipient. Our General Counsel will review each communication received in accordance with this process to determine whether the communication requires immediate action. Any such communications may be made anonymously. Our Board of Trustees has instructed our General Counsel to assist our Board of Trustees in reviewing all written communications to it. Our General Counsel will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Trustees. However, we reserve the right to disregard any communication that our General Counsel determines is unduly hostile, threatening or illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our General Counsel has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Any such communications may be made anonymously.
Amended and Restated Whistleblowing and Whistleblower Protection Policy
Gramercy has adopted procedures for: (1) the anonymous and confidential submission of complaints or concerns regarding questionable accounting and auditing matters; and (2) the receipt, retention and treatment of employee complaints or concerns regarding such matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of Gramercy, you may do so in an email to the General Counsel at ematey@gptreit.com or to the Chairman of the Audit Committee, at louissalvatore@roadrunner.com, by telephone at 855-419-3601 or on the web at http://gpt.ethicspoint.com. Any such communications may be made anonymously.
Trustee Attendance at Annual Meetings
We encourage each member of the Board of Trustees to attend each annual meeting of shareholders. Each member of the Board of Trustees serving at the time attended our 2014 annual meeting of shareholders.
Executive Sessions of Independent Trustees
In accordance with the Corporate Governance Guidelines, the independent and non-executive trustees serving on our Board of Trustees meet in executive session after each regularly scheduled meeting of our Board of Trustees or our Audit Committee without the presence of any trustees or other persons who are part of management. These executive sessions are regularly chaired by the chair of the committee having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Leadership Structure of the Board of Trustees
The Board of Trustees recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our Board of Trustees understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership structure may vary as circumstances warrant.
The Board of Trustees consist of a majority of independent and non-executive trustees and Mr. Black as Chairman, coordinates the activities of our Board of Trustees to assure effective corporate governance in managing the affairs of our Board of Trustees and us. Mr. Black has served as our Chairman since 2012 and a member of our board since 2004. Mr. Baum served as the Chairman of Legacy Gramercy’s Board from January 2014 through December 2015, and served as Gramercy’s lead independent director from June 2012 to January 2014. These independent and non-executive trustees, under the leadership and coordination of the Chairman, meet regularly in executive session without the presence of management or interested trustees in order to promote discussion among the independent and non-executive trustees and to assure independent oversight of management. Our Chairman (i) presides at all meetings of the independent trustees and any Board of Trustee meeting when the Chief Executive Officer is not present, including executive sessions of the independent and non-executive trustees, (ii) approves and informs the Chief Executive Officer as to the quality and timeliness of information sent to our Board of Trustees and the appropriateness of meeting agenda items, (iii) serves as the primary liaison between the independent and non-executive trustees and the Chief Executive Officer, (iv) holds a principal role in the evaluation of our Board of Trustees and the evaluation of the Chief Executive Officer, (v) recommends to our Board of Trustees and its committees the hiring and retention of any consultants that report directly to our Board of Trustees, (vi) responds directly to shareholder questions or inquiries directed to the Chairman or the independent and non-executive trustees as a group, (vii) upon request and when appropriate, ensures he is available for direct communication with major shareholders, and (viii) performs other duties as our Board of Trustees may from time to time delegate. In addition, our Board of Trustee committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, and the development and implementation of corporate governance policies, each consist entirely of independent trustees. Therefore, our Board of Trustees believes that its majority independent composition and the strength of our independent and non-executive trustees, under the leadership and coordination of the Chairman, provide effective corporate governance at our Board of Trustees level and independent oversight of both our Board of Trustees and our executive officers. The current leadership structure, when combined with the functioning of the independent and non-executive trustee component of our Board of Trustees and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. As part of its annual self-assessment, our Board of Trustees will consider whether the current leadership structure continues to be optimal for us and our shareholders.
The Board of Trustees’ Role in Risk Oversight
Our Board of Trustees play an important role in the risk oversight of our company. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.
Our company faces a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition. Our executive officers are responsible for the day-to-day management of the risks we face, while our Board of Trustees, as a whole and through its committees, has responsibility for the oversight of risk management. In this capacity, our Board of Trustees (or a committee thereof) performs many tasks, including, but not limited to, receiving regular periodic reports from internal and external auditors, approving acquisitions, dispositions and new borrowings and periodically reviewing and discussing with management the risks faced by our company. In its risk oversight role, our Board of Trustees has the responsibility to satisfy itself that the risk management processes designed by our executive officers are adequate and functioning as designed.
The committees of the our Board of Trustees assist the full board in risk oversight by addressing specific matters within the purview of each committee. The Audit Committee is specifically responsible, in consultation with management, our independent auditors and our internal auditor, for the integrity of our financial reporting processes and controls. In executing this responsibility, our Audit Committee discusses policies with respect to risk assessment and risk management, including enterprise risk assessments, significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures. As part of this process, our Audit Committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to achieving business objectives. The results of the risk assessment are then discussed with management and used to develop an annual internal audit plan. The Compensation Committee regularly considers whether our compensation program encourages executives to prudently manage enterprise risk. Performance is evaluated based on both quantitative and qualitative factors and review not only “what” is achieved, but also “how” it is achieved. The Nominating and Corporate

Governance Committee identifies individuals qualified to become board members, to serve on board committees and to serve as executive officers and reviews and considers matters that may involve corporate governance, conflicts of interest and potential risks to our shareholders.
Because of the role of our Board of Trustees in the risk oversight of our company, our Board of Trustees believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. See the discussion under the heading “-Leadership Structure of the Board of Trustees” above for a discussion of why our Board of Trustees has determined that its current leadership structure is appropriate.
Bylaw Amendment to Eliminate CEO Super-Majority Termination Protection
On April 26, 2016, the Company amended and restated its Bylaws to eliminate in its entirety the provision requiring the affirmative vote of at least 70% of the independent trustees of the Company to remove Gordon F. DuGan from the office of Chief Executive Officer prior to December 17, 2018.
Merger Agreement Amendment to Eliminate Chairman Super-Majority Removal Protection
In November 2015, the Company amended the merger agreement to remove the requirement that, at the closing of the Merger, the Bylaws of the Company be amended to require the approval of 70% of the disinterested trustees on the Chambers Board of Trustees to non-nominate or remove Mr. Charles Black from the position of Non-Executive Chairman prior to the second anniversary of the closing date.  This amendment to remove the Chairman super-majority protection was made at Mr. Black’s request.

GRAMERCY EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This section describes the material elements of our executive compensation program, the compensation decisions the Compensation Committee has made under the program and the factors considered in making those decisions for the “named executive officers” or “executives” for 2015, who were:

Name	Position	Age
Gordon F. DuGan	Chief Executive Officer	49
Benjamin P. Harris	President	41
Jon W. Clark	Chief Financial Officer	47
Edward J. Matey Jr.	General Counsel	62
Jack A. Cuneo	Former President and Chief Executive Officer(1)	67
Martin A. Reid	Former Interim President and Chief Executive Officer, and Former Chief Financial Officer and Treasurer(2)	59
__________

(1)
On March 5, 2015, Mr. Cuneo stepped down as President and Chief Executive Officer and resigned from the Chambers Board and Mr. Reid was named as Chambers’ Interim President and Chief Executive Officer.

(2)
In connection with the merger, on December 17, 2015, Mr. Reid ceased to serve in his position as Interim President and Chief Executive Officer, and Chief Financial Officer and Treasurer of the company, and resigned as a trustee of the company and from all other positions he held as a member of any committee of the Board of Trustees of the company.

 Objectives of the Compensation Program:
The objectives of the compensation program include the following;

•	To attract and retain leading talent in our areas of operation;

•	To motivate our executives to work towards short-term financial efficiency and long-term value creation based on our business strategy;

•	To align the interests of management with those of shareholders; and

•	To achieve the appropriate balance between risk and reward while avoiding the creation of incentives for unnecessary or excessive risk taking.
2015 Compensation Overview:
The company's compensation philosophy and its processes for compensating executives are supervised by the Compensation Committee. The Compensation Committee's responsibilities include setting the company's executive compensation principles and objectives, setting and approving the compensation of named executive officers, and monitoring and approving the company's general compensation programs.
The Compensation Committee considered a number of factors in determining 2015 compensation levels for the executives. Among these factors were the company's financial and market performance compared to prior years, the 2015 business plan, and the strategic goals and challenges faced by the company in 2015. The Committee determined that 2015 market and financial performance was strong by historical standards, and generally surpassed the expectations set forth in the 2015 business plan. The Committee also took into consideration the Merger consummated in December 2015, and its impact on the company's size and scope, as well as its financial performance going forward. Given these corporate performance considerations, which are described in detail below, the Committee decided that cash incentives overall for executives should be higher than in 2014, which had also been a strong year for the company.
The Compensation Committee relies on input both from management and from its independent compensation consultant to assist the Committee in making its determinations. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for named executive officers from these sources, the Compensation Committee retains the sole authority to make final decisions both as to the types of compensation awarded and compensation levels for these executives.
Compensation Philosophy:
    The company's compensation programs are designed to align executive pay with company performance and to motivate management to make sound financial decisions that increase the value of the company. The Committee believes that a blend of incentive programs based on both quantitative and qualitative performance objectives is the most appropriate way to encourage not only the achievement of outstanding financial performance, but maintenance of consistent standards of teamwork, creativity, good judgment, and integrity. Thus, in determining 2015 compensation, the Committee examined a broad range of information on financial performance, as described below. The Committee also reviewed information on the performance of and contributions made by individual executives and, in doing so, placed substantial reliance on information received from, and the judgment of, our Chief Executive Officer. While the Compensation Committee periodically reviews independent survey data and other public filings provided by its compensation consultant as a reference, the Committee does not explicitly target compensation levels at any particular quartile or other reference level.
The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation but rather seeks to determine both total compensation and the relative amounts of base salary, cash bonus and long-term equity incentive compensation based on a benchmarking analysis of competitive pay practices and performance relative to corporate and individual goals.
In evaluating the company's executive compensation programs for 2015, the Compensation Committee reviewed the company's 2015 financial performance. The company continued to perform well in 2015, following a very successful performance in 2014. For 2015, the Committee made its determination in early 2015 with regard to performance metrics to be used as a guide when considering 2015 executive bonuses. Historically, the Committee has found use of qualitative and quantitative performance metrics to be helpful in determining the amount and types of incentives to offer. Some of the specific performance factors that the Compensation Committee considered in making 2015 compensation decisions were:

•	Achieve greater than $1.5 billion common equity market capitalization by 12/31/2015
As of December 31, 2015, the company achieved a common equity market capitalization of approximately $3.3 billion, exceeding the performance factor.

•	Generate Core FFO greater than $0.36 per share
For the year ended December 31, 2015, the company generated core FFO of $0.61 per diluted common share, exceeding the performance factor.

•	Generate at least $900.0 million of new net lease investments satisfying the company’s target investment criteria
For the year ended December 31, 2015, the company acquired 54 properties in 21 separate transactions for a total purchase price of approximately $1.1 billion, excluding the 104 properties acquired in connection with the merger.

•	Achieve a common stock total shareholder return of 10%
For the year ended December 31, 2015, the company achieved a total return to common shareholders of approximately -7.6%, falling short of the performance factor.

•	Achieve €300.0 million in assets under management (measured by gross assets) within Gramercy Europe by 12/31/2015
As of December 31, 2015, Gramercy Europe’s assets under management was €386.0 million, exceeding the performance factor.
              The Committee also took into consideration the following business highlights in 2015:

On December 17, 2015, Chambers Street Properties, or Chambers, a Maryland REIT, merged with Legacy Gramercy, pursuant to which Legacy Gramercy shareholders received 3.1898 common shares of Chambers for each share of common stock of Legacy Gramercy held. Following the Merger, Chambers changed its name to “Gramercy Property Trust” and began trading on the New York Stock Exchange, or NYSE, using the “GPT” stock symbol. Legacy Gramercy’s executive management team manages the combined company.
The Merger enabled us to accelerate the achievement of many of our strategic goals including:

•
Increased size and scale with the addition of 104 wholly-owned properties, including 60 industrial properties and 44 office properties, which comprise an aggregate 25.0 million square feet and the addition of four unconsolidated equity investments, through which we own interests in 27 properties which comprise an aggregate 16.7 million square feet in the United States, Europe and Asia;

•	Broader tenant diversification with largest tenant representing approximately eight percent of annualized base rent and the top ten tenants representing less than 28% of total annualized base rent;

•	Broader geographic footprint and diversity in attractive markets;

•	Achieved investment grade credit ratings of Baa3 from Moody’s Investors Service and BBB- from Standard and Poor’s Ratings Service, both ratings with a stable outlook;

•
Improved access to financing including a new $850.0 million senior unsecured revolving credit facility, $300.0 million three-year term loan, $750.0 million five-year unsecured term loan, and $175.0 million seven-year unsecured term loan;

•	Access to the bond market including a private placement of $150.0 million in senior unsecured notes with a fixed interest rate of 4.97% and maturity in December 2024;

•	Lower operating cost structure on a combined basis;

•	Facilitates the expansion of our Gramercy Europe platform;

•	Increased liquidity for shareholders due to the increased equity capitalization of the company and a larger shareholder base;
In addition to the Merger, we also achieved a number of milestones with our operating activities:
Expanded High-Quality Net Leased Portfolio

•
In 2015, we acquired 54 properties aggregating approximately 8.8 million square feet in 21 separate transactions for a total purchase price of approximately $1.1 billion, excluding the acquisition of 104 properties in connection with the Merger.

Developed European Operations

•
In 2015, through the Gramercy European Property Fund, a private real estate investment fund we formed in December 2014 with several equity investment partners that targets single-tenant industrial, office and specialty retail assets throughout Europe, we acquired 12 properties in Europe aggregating approximately 3.5 million square feet in eight separate transactions for a total purchase price of approximately $243.0 million, of which our pro-rata share represented approximately $48.1 million. As of December 31, 2015, our total funding to Europe was $25.7 million.

Compensation Objectives:
The company uses base salary, annual bonuses, and stock-based awards, as tools to help achieve its compensation objectives. The company's approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation.

Element	Compensation Objectives and Key Features
Base Salary	Fixed compensation component that provides a minimum level of cash to compensate the executive for the scope and complexity of his position.
Amounts based on an evaluation of the executive’s experience, position and responsibility, as well as intended to be competitive in the marketplace to attract and retain executives.
Annual Incentive Award
Variable cash compensation component that provides incentive and reward to our executives based on the Compensation Committee's subjective assessment of annual corporate, departmental, and individual performance.

Long-Term Incentive
Variable equity compensation designed to foster meaningful ownership of our common shares by our management, to align the interests of our management with the creation of shareholder value, and to motivate our management to achieve long-term growth and success of our company.

Although the Compensation Committee examines market data based on that previously described, the Committee does not target a specific percentile for each executive.
Base Salary:    Base salary is intended to reflect job responsibilities and set a minimum baseline for compensation. The company's overall philosophy is that, in most cases, base salaries for executives are viewed as a smaller component of their overall compensation than variable elements of compensation. When setting such salary levels, the Committee considered the following factors:

•	the nature and responsibility of the position;

•	the expertise of the individual executive;

•	changes in the cost of living and inflation;

•	the competitive labor market for the executive's services; and

•	the recommendations of the Chief Executive Officer with respect to executives who report to him.
Base salary levels for our current executives are as follows (includes information related to Legacy Gramercy):

		Base Salaries
Name	Title	2013	2014	2015	2016
Gordon F. DuGan	Chief Executive Officer	$750,000	$750,000	$750,000	$750,000
Benjamin P. Harris	President	$600,000	$600,000	$600,000	$600,000
Jon W. Clark	Chief Financial Officer	$300,000	$300,000	$300,000	$325,000
Edward J. Matey Jr.	General Counsel	$455,000	$455,000	$455,000	$455,000
Annual Cash Incentives:    Annual cash bonuses are intended to motivate executives to achieve company goals, align executive pay with shareholder interests, and reward performance, both by the company as a whole and by the individual executive. Annual cash incentive payments to executives are not based on a rigid formula and are at the discretion of the Compensation Committee. In awarding bonuses to executives, the Compensation Committee reviews the company's performance compared to prior years and the performance metrics described above as well as other factors that may contributed to the company’s results.
In determining individual bonus payouts to the executives for 2015 performance, the Committee started with the assumption that all executives would be eligible for at least the same bonus as 2014 performance for a level of commensurate performance. The Committee then adjusted actual bonuses to reflect individual accomplishments and annual performance objectives, taking into consideration the company's strong results during the year. These adjustments were based on performance assessments presented to the Committee by the Chief Executive Officer, and in the case of the Chief Executive Officer's bonus, by the independent deliberations of the Compensation Committee. The Committee's intention was to recognize the significant contributions of these executives toward the company's very strong annual performance in 2015, as discussed above, and the substantial increase in the company size and the complexity of its operations that resulted from the Merger. The resulting bonus amounts for our executives in 2015 and 2014, as well as the percentage change between those years, are shown in the table below (which includes information related to Legacy Gramercy):

		Cash Bonus
Name	Title	PY2015	PY2014	% Change 2014-2015
Gordon F. DuGan	Chief Executive Officer	$605,000	$300,000	101.7%
Benjamin P. Harris	President	$850,000	$625,000	36.0%
Jon W. Clark	Chief Financial Officer	$370,000	$300,000	23.3%
Edward J. Matey Jr.	General Counsel	$225,000	$140,000	60.7%
Cash bonuses are paid in the year after the completion of the performance year ("PY"). For example, the amounts listed under PY 2015 were determined based on 2015 performance and, therefore, were approved and paid in February 2016.
Long-Term Incentive Awards: Long-term incentive awards are intended to align executive compensation with total shareholder return over a multi-year performance and vesting periods. Based on the performance factors described above, the company granted the following awards to the executives for the years ended December 31, 2015 and 2014:

		PY 2015		PY 2014
Name	Title	Number of Shares	Dollar value of Shares	Number of Shares	Dollar Value of Shares
Gordon F. DuGan	Chief Executive Officer	66,138	$500,000	154,220	$1,200,000
Benjamin P. Harris	President	66,138	$500,000	64,258	$500,000
Jon W. Clark	Chief Financial Officer	—	—	6,427	$50,000
Edward J. Matey Jr.	General Counsel	—	—	6,427	$50,000
Long-term incentives are granted in the year after the completion of the performance year ("PY"). For example, the amounts listed under PY 2015 were determined based on 2015 performance and, therefore, were granted in 2016. The awards listed above vest 50% on the fourth anniversary of the grant and the remainder on the fifth anniversary of the grant, subject to continued employment. Prior to vesting, the awards are eligible to receive dividend equivalents in the same manner and amount as a common share.
The completion of the Merger constituted a change of control, however, on June 30, 2015, Gordon F. DuGan, Benjamin P. Harris, Jon W. Clark, and Edward J. Matey Jr. each entered into a letter agreement pursuant to which each executive waived his right to have the Merger treated as a change in control for purposes of the LTIP Units granted pursuant to Legacy Gramercy's 2012 Long-Term Out-Performance Plan Award Agreements. The LTIP Units remain outstanding following the Merger and the applicable stock performance targets and vesting dates were unaffected, other than a mechanical adjustment to give effect to the exchange ratio.
Benefits and Perquisites
The company does not maintain any defined benefit pension plans. The company does maintain a 401(k) plan which provides for a discretionary match which is also available to all employees generally in the same amounts as offered to our executives. Other than a term life insurance policy maintained for the benefit of our Chief Executive Officer, as more fully described in the employment and retention agreements description for Gordon F. DuGan, the company does not offer any material perquisites to executives.
Compensation Mix
Our executive compensation program is designed to balance short-term and long-term objectives, support management’s sustained ownership of company shares, and reinforce the importance of shareholder value creation by awarding variable compensation to executives.

The following charts illustrate the target mix between direct compensation elements (base salary, annual cash bonus and long-term equity incentives in the form of RSUs and PSUs) for the former Chief Executive Officer and the average of the other named executive officers for 2015:
The Compensation Committee determined that this balance is appropriate to emphasize variable, performance-based compensation, including, equity-based compensation, to enhance executives’ focus on performance, and to align the interests of the executives and shareholders.
Compensation Best Practices
Our executive compensation practices are intended to be consistent with recognized corporate governance best practices, as illustrated in the following list of what Gramercy does and does not do:

What Gramercy Does:	What Gramercy Does Not Do:

• The executives’ total compensation opportunity is primarily based on performance, awarded through short (annual) and long-term incentive compensation programs.
• We have robust share ownership guidelines for named executive officers and trustees.
• The Compensation Committee retains and meets regularly with an independent compensation consultant to advise on executive and trustee compensation.
• A “clawback” policy is in effect to recover cash and equity compensation amounts inappropriately paid to named executive officers in the event of a restatement of the financial statements.
• The Compensation Committee regularly reviews the company’s incentive compensation programs to ensure they are designed to create and maintain shareholder value and do not encourage excessive risk taking.

• Gramercy does not provide golden parachute excise tax or other tax gross-ups.
• Gramercy does not provide “single-trigger” cash severance upon a change in control.
• Gramercy does not provide executive perquisites.
• The equity plans expressly forbid option repricing, and exchange of underwater options for other awards or cash.
• Gramercy prohibits executives and trustees from hedging and pledging company securities.

Objectives of the Compensation Program
We recognize that the knowledge, skills, abilities, and commitment of its named executive officers are critical factors that drive long-term value. Therefore, the primary objective of the Compensation Committee is to ensure that the company has in place a competitive and comprehensive compensation program that allows it to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage, and grow the company. The Compensation Committee strives to achieve the appropriate balance between risk and reward while avoiding the creation of incentives for unnecessary or excessive risk taking.
The Compensation Committee designed the executive compensation program for the 2015 fiscal year to motivate executives to work toward long-term value creation based on the company’s overarching business strategy. In particular, annual cash incentive compensation and the award of annual long-term equity incentive grants serve directly to align value creation of the executives with its shareholders. Annual cash incentive compensation is intended to reward the executive team for short-term financial efficiency. Recurring annual equity incentive grants are intended to focus executives on long-term shareholder value creation. Both are also intended to provide a strong and immediate retention mechanism consistent with market practice.
Shareholder Advisory Vote
During the 2015 annual meeting of shareholders, shareholders were provided the opportunity to cast votes to approve an advisory resolution on executive compensation (a “say-on-pay” proposal). Approximately 87.3% of shareholders voting on the proposal voted to approve the advisory resolution on executive compensation. No changes were made to programs directly because of the 2015 vote outcome. However, each year, the Compensation Committee reviews the executive compensation program and related practices to ensure they continue to support the business strategies and remain consistent with corporate governance “best practices.” For example, starting with 2015 long-term incentive grants for 2014 performance, half of the shares granted will vest based on relative total shareholder return versus the constituents of a peer index. We have also broadened its clawback and anti-pledging policies for named executive officers. See “-Other Matters-Clawback Policy” and “-Other Matters-Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies.” The Compensation Committee values feedback from shareholders and will continue to consider the results of the shareholders’ advisory vote on executive compensation in its evaluation of our programs.
How We Determine Executive Compensation
The Compensation Committee determines incentive compensation for our named executive officers and is comprised of four trustees, James L. Francis, Charles E. Black, Jeffrey E. Kelter, and Allan J. Baum, each of whom is “independent” as such term is defined by the applicable rules of the SEC and the NYSE. Mr. Francis took over for Mr. Brugger as a member and Chairman of the Compensation Committee in September of 2015. For a further discussion of the Compensation Committee, see “Proposal 2: Election of Trustees—The Board of Trustees and its Committees.”
The Compensation Committee meets during the year to evaluate executive performance, to monitor market conditions in light of our goals and objectives, to solicit input from the independent compensation consultant on market practices, including peer group pay practices and new developments, and to review executive compensation practices. As part of these meetings, in evaluating its executive compensation policies and practices for 2015, the Compensation Committee considered industry best practices and the compensation programs of our peers.
Pay Philosophy
Our compensation program is focused on a “pay-for-performance” design. Our pay philosophy is to provide targeted total direct compensation opportunities through a competitive, comprehensive and integrated package, which is targeted at the median pay range of its peers and is aligned with the achievement of corporate goals and objectives. The Compensation Committee also has the discretion to deviate from this philosophy when business conditions warrant. Actual compensation earned can be above or below target, based upon the achievement of quantitative factors that are objectively determined.
Use of Independent Compensation Consultants
In January 2016, the Compensation Committee engaged a new independent compensation consultant, FPL Associates L.P. to replace Frederick W. Cook & Co., Inc to assist the Compensation Committee in analyzing executive performance under the new executive incentive compensation plan and in allocating cash bonuses and equity to the executives. The Compensation Committee has reviewed the independence of FPL Associates L.P.’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel, and other advisors. Following its review, the Compensation Committee concluded that FPL Associates L.P. has no conflicts of interest, and provides the Compensation Committee with objective and independent executive compensation advisory services. FPL Associates L.P. does not provide any additional services to the Compensation Committee and does not provide any services to Gramercy other than to the Compensation Committee.
Employee Benefits, Perquisites and Other Personal Benefits
For fiscal year 2015, the named executive officers participated in the same benefit plans as all other employees and we did not provide them with any perquisites or personal benefits that are not otherwise offered on an employee-wide basis.

Mr. Cuneo’s Memorandum of Retirement
On March 5, 2015, Mr. Cuneo stepped down when Chambers named Mr. Reid as Chambers’ Interim President and Chief Executive Officer. The terms of Mr. Reid’s employment with Chambers are described under “Chambers Executive Compensation—Employment Agreements with the Named Executive Officers” of this proxy statement. Upon stepping down, Mr. Cuneo was entitled to receive an aggregate amount of $3.25 million, which constituted severance equal to two times the sum of his most recent base salary and target annual cash incentive compensation, and Mr. Cuneo’s fully vested restricted common shares of Chambers. Mr. Cuneo also received 200,000 common shares pursuant to the Memorandum of Retirement. Prior to Mr. Reid’s appointment, Mr. Cuneo continued to perform his duties as President and Chief Executive Officer, aided in the search for a successor, and performed such other duties as were directed by the Chambers Board.
Other Matters
Risk Mitigation
The Compensation Committee, in consultation with its independent compensation consultants, concluded that the compensation policies and practices do not give rise to risk taking that is reasonably likely to have a material adverse effect on the company. The Compensation Committee regularly reviews the incentive compensation plans to ensure they are designed to create and maintain shareholder value and do not encourage excessive risk.
We do not believe that any of our compensation policies and practices encourage excessive risk-taking. Many elements of the executive compensation program serve to mitigate excessive risk-taking, including a mix of base salary, annual cash incentives and long-term equity incentives. Base salary provides a guaranteed level of income that does not vary with performance. We balance incentives tied to short-term annual performance with equity incentives for which value is earned over a multiple-year period. In this way, our executives are motivated to consider the impact of decisions over the short, intermediate, and long terms.
Clawback Policy
We have adopted a formal clawback policy, which allows it to recoup incentive compensation paid to its current and former named executive officers based on financial results that are subsequently restated. Pursuant to this policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, then the Compensation Committee may require current and former named executive officers to repay or forfeit to the company “excess compensation.” Excess compensation includes annual cash incentive compensation and long-term incentive compensation in any form received by that executive during the three-year period preceding the publication of the restated financial statements, that the Compensation Committee determines was in excess of the amount that such officer would have received had such compensation been determined based on the financial results reported in the restated financial statements.
The Compensation Committee intends to periodically review this clawback policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies
We have implemented policies pursuant to which members of the Board and its executive officers are strictly prohibited from: (i) entering into certain forms of hedging and monetization transactions with securities of the company; (ii) selling any securities of the company that are not owned at the time of the sale (“short sale”); (iii) entering into put, calls or other derivative securities transactions with securities; (iv) pledging securities as collateral for debt obligations; or (v) holding our securities in a margin account.
Equity Ownership Guidelines
The company believes trustee and executive stock ownership is an important mechanism to promote alignment of our directors’ and executives’ interests with those of our shareholders. It also effectively incents our trustees and executives to meet our financial, strategic and risk management objectives. We have instituted policies and guidelines to appropriately foster these benefits.
These guidelines require ownership of equity with a value equal to a multiple of the relevant executive’s annual base salary or a non-employee trustee’ annual cash retainer, as specified below. These guidelines require our executive officers and non-employee directors to accumulate equity under the terms of the guidelines and will be phased in over a period of five years.

Position	Aggregate Market Value
Chief Executive Officer	6x annual base salary
President	4x annual base salary
Other Executive Officers	3x annual base salary
Non-employee Trustee	5x current annual cash retainer

Trustee Resignation Policy
Our Corporate Governance Guidelines include a Trustee Resignation Policy pursuant to which any trustee nominee in an uncontested election who receives a greater number of “withheld” votes than “for” votes will, within ten business days following the certification of the shareholder vote, tender his or her resignation to the Board for consideration by the Nominating and Governance Committee. A trustee whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.
The Nominating and Governance Committee will make a determination whether to accept, reject or otherwise act with respect to the tendered resignation within 60 days following the applicable shareholders’ meeting. In making this determination, the Nominating and Governance Committee may consider all factors that it deems relevant, including the underlying reasons why stockholders “withheld” votes for election from such trustee (if ascertainable), the length of service and qualifications of the trustee whose resignation has been tendered, the trustee’s contributions to the company, whether by accepting such resignation the company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the company and its shareholders. The Nominating and Governance Committee may also consider a range of possible alternatives concerning the trustee’s tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Board to have substantially resulted in the “withheld” votes.
The Board shall act on the Nominating and Governance Committee’s recommendation regarding the tendered resignation within 90 days after the date of the applicable shareholders’ meeting. If the Board does not accept the resignation, the trustee shall continue to serve until the end of his or her term and until the trustee’s successor is elected and qualified, or until his or her earlier resignation or removal.
Tax Treatment
We do not provide any gross-up or similar payments to named executive officers. According to their employment agreements, if any payments or benefits to be paid or provided to any of the named executive officers would be subject to “golden parachute” excise taxes under the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.
The Compensation Committee takes into consideration the potential deductibility of our executives’ compensation under Section 162(m) of the Code and aims to structure executive compensation in a manner that will maximize deductibility. However, as a REIT, Section 162(m) has limited applicability to our tax costs. The Compensation Committee may choose to implement programs that are not fully or partially deductible under Section 162(m) if such programs are in our best interest.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee
James L. Francis (Chairman) Charles E. Black Jeffrey E. Kelter Allan J. Baum
Summary Compensation Table
The following table sets forth certain information regarding the compensation paid to the “named executive officers” or the “executives.” The table below reflects the total compensation earned by the named executive officers for the years ended December 31, 2013, December 31, 2014, and December 31, 2015.

Name And Principal Position	Year(1)	Salary ($)	Bonus(1) ($)		Non-Equity Incentive Plan Compensation ($)		Share Awards(1)(2) ($)		All Other Compensation ($)		Total ($)
Gordon F. DuGan*	2015	$28,767	$23,205		$—		$—		$13,550	(3)	$65,522
President	2014	—	—		—		—		—		—
	2013	—	—		—		—		—		—
Benjamin P. Harris*	2015	$23,014	$32,603		—		—		$5,670	(3)	$61,287
President	2014	—	—		—		—		—		—
	2013	—	—		—		—		—		—
Jon W. Clark*	2015	$11,507	$14,192		$—		$—		$857	(3)	$26,556
Chief Financial Officer	2014	—	—		—		—		—		—
	2013	—	—		—		—		—		—
Edward J. Matey Jr.*	2015	$17,452	$8,630		$—		$—		$857	(3)	$26,939
General Counsel	2014	—	—		—		—		—		—
	2013	—	—		—		—		—		—
Jack A. Cuneo(4)	2015	$167,308	$—		$—		$2,787,000	(5)	$2,395,977	(6)	$5,350,285
Former President and Chief Executive Officer	2014	725,000	—		675,000	(7)	1,756,013	(5)	10,400	(8)	3,166,413
	2013	725,000	652,500		—		1,591,250		—		2,968,750
Martin A. Reid(9)	2015	$448,269	$250,000	(10)	$318,000	(7)	$620,100	(11)	$2,291,044	(12)	$3,927,413
Former Interim President and Chief Executive Officer, and Former Financial Officer and Treasurer	2014	450,000	100,000	(10)	318,000	(7)	677,250	(11)	4,846	(8)	1,550,096
	2013	450,000	400,000		—		325,000		$—		$1,175,000
* Information presented for Messrs. DuGan, Harris, Clark and Matey is from December 17, 2015 (the date that each became our employee effective with the Merger) to December 31, 2015, as required by SEC rules.
________

(1)
Bonus and Non-Equity Incentive Plan Compensation is reported for the fiscal year in which it was earned, including amounts paid or payable in a subsequent fiscal year. A share award is reported in the fiscal year in which it was granted, including awards earned in a prior fiscal year. Refer to the “Compensation Discussion and Analysis - Compensation Objectives” where full year amounts, including Legacy Gramercy are described.

(2)
Amounts shown are the grant date fair value of the share awards determined in accordance with ASC 718 made to the executives in fiscal years 2015 (for 2014 performance), 2014 (for 2013 performance), and 2013 (for 2012 performance), respectively.

(3)	Represents dividend equivalents paid on earned but unvested LTIPs, unvested RSUs and unvested RSAs.

(4)
On March 5, 2015, Mr. Cuneo stepped down as President and Chief Executive Officer and resigned from the Chambers Board and Mr. Reid was named as the company’s Interim President and Chief Executive Officer. For additional information, refer to “Compensation Discussion and Analysis—Mr. Cuneo’s Memorandum of Retirement,” where the actual amounts that Mr. Cuneo received in connection therewith are described.

(5)
Pursuant to Mr. Cuneo’s employment agreement and Memorandum of Retirement, he received (i) an award of 150,000 restricted shares on March 15, 2015 (for 2014 performance) and 200,000 common shares on March 23, 2015 (pursuant to the Memorandum of Retirement), (ii) 186,000 restricted shares on March 15, 2014 (for 2013 performance) based on his achievement of performance objectives as determined in the discretion of the Compensation Committee, and (iii) received an award of 40,875 restricted shares on March 15, 2014 (for 2013 performance) based on his achievement of performance objectives as determined in the discretion of the Compensation Committee.

(6)	Amounts reflect contractual severance payments of $2,385,577 pursuant to the Memorandum of Retirement and $10,400 of matching contributions under our 401(k) plan.

(7)
In 2014, the Compensation Committee developed and implemented an annual bonus plan based on objectively determinable quantitative performance factors. In 2013, although each executive had a target bonus, the plan was discretionary. Accordingly, the named executive officer’s 2014 cash bonus was reported under the column entitled “Non-Equity Incentive Plan Compensation.”

(8)	Amounts reflect matching contributions under our 401(k) plan.

(9)
Mr. Reid was appointed Interim President and Chief Executive Officer on March 5, 2015. In connection with the merger, on December 17, 2015, Mr. Reid ceased to serve in his position as Interim President and Chief Executive Officer, and Chief Financial Officer and Treasurer of the company, and resigned as a trustee of the company and from all other positions he held as a member of any committee of the Board of Trustees of the company.

(10)	Amount shown reflects compensation for Mr. Reid’s service during 2015 and 2014 in assisting the company during the Chief Executive Officer transition and the Merger.

(11)
Pursuant to Mr. Reid’s employment agreement (as amended) he received an award of 90,000 restricted shares on March 15, 2015 (for 2014 performance) and 87,500 restricted shares on March 15, 2014 (for 2013 performance) based on his achievement of performance objectives as determined at the discretion of the Compensation Committee.

(12)
Amounts reflect contractual retention and severance payments of $1,700,000 due in connection with the merger, $18,198 of dividend equivalents on unvested shares and $4,846 in matching contributions under our 401(k) plan.

2015 Grants of Plan-Based Awards
The following table sets forth certain information with respect to each grant of a plan-based award made to a named executive officer in the fiscal year ended December 31, 2015. The following table reflects the threshold, target, and maximum performance goals for non-equity incentive plan compensation under the new executive annual incentive compensation program and the share awards granted in fiscal year 2015 in respect of fiscal year 2014 performance under the prior discretionary compensation program.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)	Grant Date Fair Value of Share Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gordon F. DuGan	—	—	—	—	—	$—
Benjamin P. Harris	—	—	—	—	—	$—
Jon W. Clark	—	—	—	—	—	$—
Edward J. Matey Jr.	—	—	—	—	—	$—
Jack A. Cuneo	March 15, 2015	—	—	—	150,000	$1,167,000
	March 23, 2015	—	—	—	200,000	$1,620,000
Martin A. Reid	March 15, 2015	—	—	—	90,000	$620,100
The Compensation Committee awarded RSUs and PSUs to the named executive officers in respect of achievement of performance goals during fiscal year 2014 (granted in 2015) the following aggregate amounts: Mr. Cuneo-150,000 and Mr. Reid-90,000. The awards granted for the achievement of performance goals during fiscal year 2014 (granted in 2015) to the named executive officers were based on the business performance of Chambers and each executive’s performance during the 2014 fiscal year, as described in “Compensation Discussion and Analysis-2014 Compensation Determinations.” One-half of the total shares granted were in the form of RSUs, which vest one-third on each of the first three anniversaries of the date of grant if the executive remains employed by the company on such anniversary. The other half of the total shares granted were in the form of PSUs, which offered the executives the opportunity to earn from 0% to 150% of the target number of shares based on the total shareholder return over the three-year period commencing on January 1, 2015 relative to the total shareholder return for the same period of the companies included in the FTSE NAREIT All Equity Total Return Index. Equity awards held by the executives were subject to accelerated vesting upon termination of employment pursuant to their employment agreements. See “Potential Payments Upon Termination or Termination Following a Change in Control.” Pursuant to Mr. Cuneo’s Memorandum of Retirement, he received 200,000 common shares on March 23, 2015. Refer to “Compensation Discussion and Analysis - Mr. Cuneo’s Memorandum of Retirement”, where the actual amounts Mr. Cuneo received in connection therewith are described.

Outstanding Equity Awards at Fiscal Year End 2015
The following table sets forth certain information with respect to unexercised options and unvested share awards held by each named executive officer outstanding as of the end of the fiscal year ended December 31, 2015.

	Option Awards					Share Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised			Number of Shares or Units of Shares That Have Not Vested		Market Value of Shares or Units of Shares That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Other Rights That Have Not Vested(6)
				Option Exercise Price
					Option Expiration Date
	(#)		(#)
Name	Exercisable		Unexercisable	($)		(#)		($)		(#)		($)
Gordon F. DuGan	—		—	$—	—	385,860	(1)	$2,978,838		941,104	(1)	$7,265,320	(1)
Benjamin P. Harris	—		—	$—	—	112,105	(2)	$865,449		468,968	(2)	$3,620,435	(2)
Jon W. Clark	—		—	$—	—	14,401	(3)	$111,179	(3)	94,110	(3)	$726,532	(3)
	4,309	(4)	—	$33.63	6/28/2017	—		$—		—		$—
	4,309	(5)	—	$28.21	12/31/2017	—		$—		—		$—
Edward J. Matey Jr.	—		—	$—	—	14,401	(3)	$111,179	(3)	94,110	(3)	$726,532	(3)
Jack A. Cuneo	—		—	$—	—	—		$—		—		$—
Martin A. Reid	—		—	$—	—	—		$—		—		$—
(1) Pursuant to Mr. DuGan's employment agreement, Legacy Gramercy granted Mr. DuGan, 199,363 restricted common shares, 598,088 RSUs and an award under the 2012 Long-Term Outperformance Plan (the “2012 Outperformance Plan”) on July 1, 2012. The restricted common shares vest in five equal installments beginning on June 30, 2013 and continuing on each of the first four anniversaries of such date provided that Mr. DuGan remains employed by us through each such date. The RSUs are scheduled to vest in five equal installments beginning on June 30, 2013 and continuing on each of the first four anniversaries of such date; provided that the RSUs will only vest if both (i) Mr. DuGan remains employed by us through the applicable vesting date and (ii) we achieve either a performance hurdle based on FFO during the prior year, with agreed upon adjustments, or a common share price hurdle. In accordance with Change-in-Control provisions of the award, the performance hurdles for the RSUs were measured at the merger date and the performance hurdles were met. The RSUs will remain subject to vesting based on continued employment through the original vesting dates.
The award granted under the 2012 Outperformance Plan is subject to performance -based vesting hurdles based on our share appreciation during a four-year performance period and, if the performance-based vesting is met under the 2012 Outperformance Plan, the awards will remain subject to vesting requirements based on continued employment, with 50% scheduled to vest on June 30, 2016 and 50% scheduled to vest on June 30, 2017 subject to continued employment through such dates. The amounts set forth in the Equity Incentive Plan Awards column above are based on the estimated number of RSUs and LTIP Units that will be earned if we achieve the same per year share appreciation during the applicable performance period under the RSUs and 2012 Outperformance Plan as we did from the beginning of each performance period on July 1, 2012 through year-end 2015.
(2) In connection with Mr. Harris’ appointment, Legacy Gramercy granted Mr. Harris 119,618 of our restricted shares, 358,853 RSUs and an award under the 2012 Outperformance Plan. Mr. Harris’ equity awards vest on the same schedule, in the same proportion, and on the same conditions as the equity awards for Mr. DuGan, as described above.

(3) In March 2013, Legacy Gramercy granted to each of Messrs. Clark and Matey, 19,936 time-vested RSAs, 59,809 performance-based RSUs and $1.0 million maximum value LTIP Units. These equity awards will vest on the same schedule, in the same proportion, and on the same conditions as the equity awards for Messrs. DuGan and Harris as described above, except that the shares increase vesting thresholds for Messrs. Clark and Matey’s RSUs were somewhat higher than the thresholds for Messrs. DuGan and Harris to reflect the higher per share value of our shares in March 2013 as compared to July 1, 2012 and Messrs. Clark and Matey’s time-vested RSAs and performance based RSUs are scheduled to vest on December 15th of each year as opposed to June 30th.
(4) Includes an option award granted on June 28, 2007, which vested in three equal annual installments beginning on June 28, 2008.
(5) Includes an option award granted on December 31, 2007, a third of which vested immediately upon grant and the remaining portion vested in two equal annual installments beginning on December 31, 2008.
(6) Based on a price of $7.72 per share/unit, which was the closing price on the New York Stock Exchange of one common share on December 31, 2015. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our common shares.
2015 Option Exercises and Shares Vested
The following table sets forth certain information with respect to the exercise of share options, share appreciation rights (“SARs”), and similar instruments, and the vesting of stock, including restricted shares, restricted share units and similar instruments for each named executive officer during the fiscal year ended December 31, 2015.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Gordon F. DuGan	—	$—	—	$—
Benjamin P. Harris	—	$—	—	$—
Jon W. Clark	—	$—	—	$—
Edward J. Matey Jr.	—	$—	—	$—
Jack A. Cuneo	—	$—	376,875	$2,932,088
Martin A. Reid	—	$—	199,167	$1,543,153
(1) Amounts reflect the market value of the common shares on the day the award vested.

The completion of the Merger constituted a change of control, however, on June 30, 2015, Gordon F. DuGan, Benjamin P. Harris, Jon W. Clark, and Edward J. Matey Jr. each entered into a letter agreement pursuant to which each executive waived his right to have the Merger treated as a change in control for purposes of the LTIP Units granted pursuant to Legacy Gramercy's 2012 Long-Term Out-Performance Plan Award Agreements. The LTIP Units remain outstanding following the Merger and the applicable share performance targets and vesting dates were unaffected, other than a mechanical adjustment to give effect to the exchange ratio.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2015, relating to our equity compensation plans pursuant to which our common shares or other equity securities may be granted from time to time.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	337,431	$11.68	3,284,308
Equity compensation plans not approved by shareholders (2)	—	$—	—
(1) Includes information related to our 2013 Equity Incentive Plan and Legacy Gramercy’s 2004 Equity Incentive Plan and 2015 Equity Incentive Plan (which were approved by the Legacy Gramercy’s stockholders and assumed in the Merger as described below).
(2) Includes information related to Legacy Gramercy’s 2012 Equity Plan (which was assumed in the Merger as described below).

Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation
We do not provide supplemental pension or other retirement benefits, other than our tax-qualified 401(k) Plan which is available to all of our employees generally. In addition, we do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.
Legacy Gramercy Equity Plans
The Legacy Gramercy equity plans (i.e. the 2004 Equity Incentive Plan, 2012 Equity Plan, and 2015 Equity Incentive Plan) continue to exist following the Merger, however, no new awards may be granted from any of the Legacy Gramercy equity plans.
2012 Inducement Equity Incentive Plan
In connection with the equity awards to be made to Messrs. DuGan and Harris, and Nicholas L. Pell, who joined Legacy Gramercy as a Managing Director, and in connection with Legacy Gramercy’s hiring of these executives, Legacy Gramercy’s Board of Directors adopted the Gramercy Property Trust Inc. 2012 Inducement Equity Incentive Plan as of June 7, 2012. Under the 2012 Equity Plan, we may grant equity awards for up to 3,588,525 shares of common shares pursuant to the employment inducement award exemption provided by Section 303A.08 of the NYSE Listed Company Manual. After deducting the shares granted in connection with the hiring of Messrs. DuGan, Harris and Pell, only approximately 117,273 shares remain available for issuance under the plan. The 2012 Equity Plan permits us to issue a variety of equity awards, including share options, restricted shares, phantom shares, dividend equivalent rights and other equity-based awards. The 2012 Equity Plan is administered by our Compensation Committee. The 2012 Equity Plan will terminate on the ten-year anniversary of Legacy Gramercy’s Board of Directors’ approval of the 2012 Equity Plan, provided our Board of Directors may terminate the 2012 Equity Plan at any time. All of the shares available under the 2012 Equity Plan were initially issued or reserved for issuance to Messrs. DuGan, Harris and Pell in connection with the equity awards made upon the commencement of their employment with Legacy Gramercy.
Employment Agreements with the Named Executive Officers
Employment and Retention Agreements
Each of Messrs. DuGan, Harris and Clark have entered into employment agreements with us. Illustrated below are the severance provisions associated with a termination of employment.

Gordon F. DuGan.  Mr. DuGan’s employment agreement, as amended, has a term commencing on July 1, 2012 and ending on June 30, 2017, with an automatic renewal for a single one-year period unless either party delivers three months’ prior written notice of non-renewal under the agreement. The agreement provides for an annual salary of no less than $750,000 and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. DuGan for job performance. Mr. DuGan was originally entitled to receive a one-time signing bonus of $400,000, of which $200,000 was paid on July 1, 2012 and the remainder was to be payable in three equal installments on June 30, 2013, June 30, 2014 and June 30, 2015. However, in April 2013 Mr. DuGan agreed to forego the remainder of his signing bonus and the company and Mr. DuGan agreed to determine the amount of his bonus in future years solely based on his and the company’s performance. Pursuant to the agreement, Mr. DuGan was also granted 199,363 RSAs and 598,088 RSUs under the Gramercy Property Trust Inc. 2012 Inducement Equity Incentive Plan. The RSAs vest in five equal installments beginning on June 30, 2013 and each of the next four anniversaries of such date provided that Mr. DuGan remains employed. Vesting of the RSUs was subject to the achievement of performance-based vesting hurdles based on absolute increases in our stock price or FFO during the five-year vesting period in addition to continued employment. In accordance with the Change in Control provisions of the award, the performance hurdles for the RSUs were measured at the Merger date and the company determined that the performance hurdles were met. The RSUs will remain subject to vesting based on continued employment through the original vesting dates.
Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. DuGan’s beneficiaries in the face amount of $5,000,000, or if not available at reasonable rates, to self-insure Mr. DuGan up to the maximum cash severance payable under the agreement. If Mr. DuGan is terminated for any reason, under the agreement he will be subject to the following obligations: (i) noncompetition with us for 18 months (or 12 months if his employment is terminated due to a non-renewal of the original term of employment, or six months if (A) his employment is terminated by us without Cause (as defined in Mr. DuGan’s employment agreement) or for Good Reason (as defined in Mr. DuGan’s employment agreement) by Mr. DuGan after a Change-in-Control (as defined in Mr. DuGan’s employment agreement) or (B) Mr. DuGan’s employment is terminated upon or after the expiration of the one-year renewal term); (ii) non-solicitation of our employees for two-years; and (iii) non-disparagement of us and non-interference with our business for one year. The employment agreement also provides for the following payments and benefits to Mr. DuGan in connection with the termination of his employment with us:

•
Termination with Cause or without Good Reason. If Mr. DuGan’s employment is terminated by us with Cause or by Mr. DuGan without Good Reason, Mr. DuGan shall be entitled to receive earned and accrued base salary, but we shall have no further obligations following such termination.

•
Termination without Cause or with Good Reason.  If Mr. DuGan’s employment is terminated by us without Cause or by Mr. DuGan with Good Reason, Mr. DuGan will receive the following payments and benefits. Mr. DuGan will receive a cash severance payment equal to two multiplied by the sum of (i) his average annual base salary in effect during the preceding 24 months (his “Prior Salary”), plus (ii) the highest annual cash bonus paid to Mr. DuGan during the three fiscal years prior to the date of termination (including any equity awarded as bonus) (the “Prior Bonus”), which amount shall be payable in 24 equal monthly installments; provided that, if Mr. DuGan is terminated by us without Cause by the non-renewal of the original term, then Mr. DuGan shall instead receive the sum of his Prior Salary and his Prior Bonus as opposed to two times such amount. We will pay to Mr. DuGan a prorated annual performance bonus based on his Prior Bonus (his “Prorated Annual Bonus”) for the year in which Mr. DuGan’s employment is terminated (and the prior year if such bonus had not yet been determined), in a lump sum based on the number of days elapsed during the fiscal year of termination provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. DuGan will also receive a monthly cash payment for 24 months equal to the monthly cash payment that we would have paid to provide health insurance for Mr. DuGan, or until he is entitled to receive health insurance from another employer, if earlier. All unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 24 months of Mr. DuGan’s termination will vest. Mr. Dugan’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. DuGan’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with our company.

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Termination upon Death.  If Mr. DuGan’s employment is terminated upon his death, Mr. DuGan’s estate will receive his Prorated Annual Bonus for the year in which Mr. DuGan’s employment is terminated (and the prior year if such bonus had not yet been determined) provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. In addition, in the event of such a termination, Mr. DuGan’s unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of the termination date will vest. Notwithstanding the foregoing, Mr. DuGan’s estate will only be entitled to receive such payments and benefits to the extent that their aggregate value together with the value of any other accelerated vesting of equity awards granted by our company exceeds the amount payable to Mr. DuGan’s beneficiaries under the life insurance policy, or self-insurance, maintained by us.

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Termination upon Disability.  If Mr. DuGan’s employment is terminated by us due to Mr. DuGan’s disability (as defined in Mr. DuGan’s employment agreement), Mr. DuGan will receive (i) a cash severance payment equal to the sum of his Prior Salary and his Prior Bonus, which will be payable in 24 equal monthly installments, (ii) a lump sum payment equal to his Prorated Annual Bonus for the year in which Mr. DuGan’s employment is terminated provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period, and (iii) a monthly cash payment for 12 months equal to the monthly cash payment that we would have paid to provide health insurance for Mr. DuGan, or until he is entitled to receive health insurance from another employer, if earlier. In addition, in the event of such a termination, all unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. DuGan’s termination will vest. Mr. DuGan’s receipt of these payments and benefits in connection with a termination upon disability is subject to his execution of a general release of claims with us.

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Termination following Change-in-Control. If Mr. DuGan’s employment is terminated by us without Cause or by the executive with Good Reason, in either case during the 18 months following the effective time of the Merger, Mr. DuGan will receive in lieu of the severance benefits described above, a cash severance payment equal to a multiple of three times the sum of his average annual base salary over the 24 months prior to termination plus his most recent annual cash bonus paid, which shall be payable in installments over a period of 24 months. In addition, Mr. DuGan is entitled to a lump sum cash payment equal to the most recent annual bonus paid, prorated based on the days elapsed during the fiscal year of termination provided that the prorated annual bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. DuGan is also entitled to continued health insurance benefits for a specified post-termination period of 24 months, or until he is entitled to receive health insurance from another employer, if earlier. In connection with a severance-qualifying termination during the 18 months following the effective time of the Merger, RSUs and restricted shares held by Mr. DuGan will vest. Mr. Dugan’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. DuGan’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with our company.

To the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months after termination, or death, whichever is earlier, during which time the payments will accrue interest at the rate of 5% per annum.
If any payments and benefits to be paid or provided to Mr. DuGan, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, Mr. DuGan’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. DuGan.
The following table illustrates Mr. DuGan’s potential payments and other benefits upon termination of his employment or Change-in-Control of our company under his employment agreement upon a hypothetical termination on December 31, 2015.

Gordon F. DuGan	Base Salary	Bonus	Medical and Welfare Benefits	Accelerated Equity	Total
With Cause or Without Good Reason	$—	$—	$—	$—	$—
Without Cause or with Good Reason	$1,500,000	$1,210,000	$36,373	$7,337,922	$10,084,295
Death	$—	$605,000	$—	$6,106,659	$6,711,659
Disability	$750,000	$605,000	$18,186	$6,106,659	$7,479,845
Following Change-in-Control	$2,250,000	$1,815,000	$36,373	$9,701,129	$13,802,502
Benjamin P. Harris.  Mr. Harris’ employment agreement has a term commencing on July 1, 2012 and ending on June 30, 2017, with an automatic renewal for a single one-year period unless either party delivers three months’ prior written notice of non-renewal under the agreement. The agreement provides for an annual salary of no less than $600,000, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Harris for job performance. Mr. Harris received a one-time signing bonus of $150,000 in lieu of an annual bonus for 2012, of which $75,000 was paid on July 1, 2012 and the remainder was paid in three equal installments on or around June 30, 2013, June 13, 2014 and June 13, 2015. Pursuant to the agreement, Mr. Harris was also granted 119,618 RSAs and 358,853 RSUs under the Gramercy Property Trust Inc. 2012 Inducement Equity Incentive Plan, which vest on the same schedule, in the same proportion, and on the same conditions as the equity awards for Mr. DuGan described above.
If Mr. Harris’ employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 12 months (6 months if (A) employment is terminated without Cause (as defined in Mr. Harris’ employment agreement) by us or any successor or for Good Reason (as defined in Mr. Harris’ employment agreement) by Mr. Harris or (B) Mr. Harris’ employment is terminated upon or after the expiration of the one-year renewal term); (ii) nonsolicitation of our employees for two-years; and (iii) non-disparagement of us and non-interference with our business for one year. The employment agreement also provides for the following payments and benefits to Mr. Harris in connection with the termination of his employment with us:

•
Termination with Cause or without Good Reason. If Mr. Harris’s employment is terminated by us with Cause or by Mr. Harris Without Good Reason, Mr. Harris shall be entitled to receive earned and accrued base salary, but we shall have no further obligations following such termination.

•
Termination without Cause or with Good Reason.  If Mr. Harris’ employment is terminated by us without Cause or by Mr. Harris with Good Reason, Mr. Harris will receive the following payments and benefits. Mr. Harris will receive a cash severance payment equal to the sum of (i) his average annual base salary in effect during the preceding 24 months (his “Prior Salary”), plus (ii) the highest annual cash bonus paid to Mr. Harris during the three fiscal years prior to the date of termination (including any equity awarded as bonus) (the “Prior Bonus”), which amount shall be payable in 12 equal monthly installments. We will pay to Mr. Harris a prorated annual performance bonus based on his Prior Bonus (his “Prorated Annual Bonus”) for the year in which Mr. Harris’ employment is terminated (and the prior year if such bonus had not yet been determined), in a lump sum based on the number of days elapsed during the fiscal year of termination provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. Harris will also receive a monthly cash payment for 12 months equal to the monthly cash payment that we would have paid to provide health insurance for Mr. Harris, or until he is entitled to receive health insurance from another employer, if earlier. All unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. Harris’ termination will vest. Mr. Harris’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. Harris’ receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with our company.

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Termination upon Death. If Mr. Harris’ employment is terminated upon his death, Mr. Harris’ estate will receive his Prorated Annual Bonus for the year in which Mr. Harris’ employment is terminated (and the prior year if such bonus had not yet been determined) provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. In addition, in the event of such a termination, Mr. Harris’ unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of the termination date will vest.

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Termination upon Disability. If Mr. Harris’ employment is terminated by us due to Mr. Harris’ disability (as defined in Mr. Harris’ employment agreement), Mr. Harris will receive (i) a cash severance payment equal to the sum of his Prior Salary and his Prior Bonus, which will be payable in 12 equal monthly installments, (ii) a lump sum payment equal to his Prorated Annual Bonus for the year in which Mr. Harris’ employment is terminated provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period, and (iii) a monthly cash payment for 12 months equal to the monthly cash payment that we would have paid to provide health insurance for Mr. Harris, or until he is entitled to receive health insurance from another employer, if earlier. In addition, in the event of such a termination, Mr. Harris’ unvested equity awards (other than the awards of LTIP Units under the 2012 Outperformance Plan and RSUs referenced above and any other performance-based equity award) that would have otherwise vested within 12 months of Mr. Harris’ termination will vest. Mr. Harris’ receipt of these payments and benefits in connection with a termination upon disability is subject to his execution of a general release of claims with us.

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Termination following Change-in-Control. If Mr. Harris’s employment is terminated by us without Cause or by the executive with Good Reason, in either case during the 18 months following the effective time of the Merger, Mr. Harris will receive in lieu of the severance benefits described above, a cash severance payment equal to a multiple of 2.5 times the sum of his average annual base salary over the 24 months prior to termination, plus the highest annual bonus during the three years prior to termination, which shall be payable in installments over a period of 12 months. In addition, Mr. Harris is entitled to a cash payment equal to the Prorated Annual Bonus provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. Harris is also entitled to continued health insurance benefits for a specified post-termination period of 12 months, or until he is entitled to receive health insurance from another employer, if earlier. In connection with a severance-qualifying termination during the 18 months following the effective time of the Merger, RSUs and restricted shares held by Mr. Harris will vest. Mr. Harris’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. Harris’ receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with us.

To the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months after termination, or death, whichever is earlier, during which time the payments will accrue interest at the rate of 5% per annum.
If any payments and benefits to be paid or provided to Mr. Harris, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, Mr. Harris’ payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Harris.
The following table illustrates Mr. Harris’ potential payments and other benefits upon termination of his employment or Change-in-Control of our company under his employment agreement upon a hypothetical termination on December 31, 2015.

Benjamin P. Harris	Base Salary	Bonus	Medical and Welfare Benefits	Accelerated Equity	Total
With Cause or Without Good Reason	$—	$—	$—	$—	$—
Without Cause or with Good Reason	$600,000	$850,000	$18,186	$4,402,753	$5,870,939
Death	$—	$850,000	$—	$4,402,753	$5,252,753
Disability	$600,000	$850,000	$18,186	$4,402,753	$5,870,939
Following Change-in-Control	$1,500,000	$2,125,000	$18,186	$4,898,825	$8,542,011
Jon W. Clark.  Mr. Clark’s employment agreement, as amended, had an initial term ending on April 30, 2014, which automatically renewed for a successive one-year period and will continue to automatically renew for successive one-year periods after April 30, 2016, unless either party serves the required notice under the agreement. The agreement provides for an annual salary of no less than $275,000 and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Clark for job performance. The target annual bonus for 2012 and 2013 was at least $300,000. Mr. Clark is also entitled to a monthly car allowance of $750. However, Mr. Clark elected to forgo such car allowance subsequent to March 2013. Under the agreement he will be subject to the following obligations: (i) noncompetition with us for six months (or three months if his employment is terminated due to a non-renewal of the term of employment by us or for Cause (as defined in Mr. Clark’s employment agreement) not related to our business or if Mr. Clark terminates his employment after the payment of a discretionary bonus for any year in an amount less than $300,000); (ii) non-solicitation of our employees for two-years; and (iii) non-disparagement of us and non-interference with our business for one year. The employment agreement also provides for the following payments and benefits to Mr. Clark in connection with the termination of his employment with us:

•
Termination with Cause or without Good Reason. If Mr. Clark’s employment is terminated by us with Cause or by Mr. Clark Without Good Reason (as defined in Mr. Clark’s employment agreement), Mr. Clark shall be entitled to receive earned and accrued base salary, but we shall have no further obligations following such termination.

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Termination without Cause or with Good Reason.  If Mr. Clark’s employment is terminated by us without Cause or by Mr. Clark for Good Reason, Mr. Clark will receive (i) continued annual base salary for a period of six months following termination, (ii) a lump sum payment equal to his annual bonus for the year prior to the year of termination (the “Prior Bonus”), prorated based on the number of days elapsed during the fiscal year of termination (the “Prorated Annual Bonus”), and (iii) a lump sum payment equal to one-half of the Prior Bonus (the “6-Month Bonus”), provided that the bonus amounts set forth in subsections (ii) and (iii) shall be reduced by the amount of any annual bonus, or advance thereof, previously paid for such periods. Mr. Clark will continue to receive his medical and welfare benefits for six months, or until he is entitled to receive benefits of the same type from another employer, if earlier, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. Clark will also have 12 months of additional vesting for his outstanding restricted stock, options or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date. Mr. Clark’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. Clark’s receipt of these payments and benefits is subject to his execution of a general release of claims with our company.

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Termination upon Death.  If Mr. Clark’s employment is terminated by us upon his death, his estate will receive his Prorated Annual Bonus provided that the Prorated Annual Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. In addition, all of Mr. Clark’s unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus will fully vest or become exercisable on the date of termination and he will be entitled to 12 months of additional vesting of his outstanding restricted stock, options or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date.

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Termination upon Disability.  If Mr. Clark’s employment is terminated by us upon his disability (as defined in Mr. Clark’s employment agreement), Mr. Clark will receive (i) continued annual base salary for a period of six months following termination and (ii) the Prorated Annual Bonus and 6-Month Bonus provided that the Prorated Annual Bonus and 6-Month Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. Clark will continue to receive his medical and welfare benefits for six months, or until he is entitled to receive benefits of the same type from another employer, if earlier, and all of his unvested and unexercisable restricted stock, options or other equity-based awards that were granted as payment of a cash bonus, will fully vest or become exercisable on the date of termination. Mr. Clark will also have 12 months of additional vesting for his outstanding restricted stock, options or other equity-based awards and any then vested unexercised stock options will remain exercisable until the earlier of the expiration of their term or the second January 1 following the termination date. Mr. Clark’s receipt of these payments and benefits is subject to his execution of a general release of claims with our company.

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Termination following Change-in-Control. If Mr. Clark’s employment is terminated by us without Cause or by the executive with Good Reason, in either case during the 18 months following the effective time of the Merger, Mr. Clark will receive in lieu of the severance benefits described above, a cash severance payment equal to 24 months of his base salary in effect as of the termination date and two times his Prior Bonus, payable in a lump-sum. In addition, Mr. Clark is entitled to his Prior Bonus, prorated based on the days elapsed during the fiscal year of termination provided that the prorated Prior Bonus shall be less the amount of any annual bonus, or advance thereof, previously paid for the applicable period. Mr. Clark is also entitled to continued health insurance benefits for a specified post-termination period of 6 months, or until he is entitled to receive benefits of the same type from another employer, if earlier. In connection with a severance-qualifying termination during the 18 months following the effective time of the Merger Mr. Clark will be credited with 12 months of additional service under any provisions governing vesting of RSUs and restricted shares. Mr. Clark’s LTIP Units would vest based on the achievement of applicable performance goals through the termination date, prorated based on a fraction, the numerator of which is the number of days worked between July 1, 2012 and the date which is the earlier of 12 months following the termination date and June 30, 2017 and the denominator of which is 1,826. Mr. Clark’s receipt of these payments and benefits is subject to his execution of a general release of claims with our company.

To the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months after termination, or death, whichever is earlier, during which time the payments will accrue interest at the rate of 5% per annum.
The following table illustrates Mr. Clark’s potential payments and other benefits upon termination of his employment or Change-in-Control of our company under his employment agreement upon a hypothetical termination on December 31, 2015.

Jon W. Clark	Base Salary	Bonus	Medical and Welfare Benefits	Accelerated Equity	Total
With Cause or Without Good Reason	$—	$—	$—	$—	$—
Without Cause or with Good Reason	$162,500	$185,000	$9,005	$610,666	$967,171
Death	$—	$185,000	$—	$610,666	$795,666
Disability	$162,500	$185,000	$9,005	$610,666	$967,171
Following Change-in-Control	$650,000	$600,000	$9,005	$610,666	$1,869,671

Cutback under Section 280G of the Code
If any payments or benefits to be paid or provided to any of the named executive officers would be subject to “golden parachute” excise taxes under the Code, the executive’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.

Hedging, Short Sales, and Pledging Policies
For a description of our hedging, short sale, and pledging policies, see “Compensation Discussion and Analysis-Other Matters—Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies.”
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks and none of our employees is a member of its Compensation Committee. The members of the Compensation Committee for the year ended December 31, 2015 were Messrs. Francis (Chairman), Black, Kelter and Baum.
Disclosure Committee
We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls, assist and advise the Chief Executive Officer and Chief Financial Officer in making the required certifications in SEC reports and evaluate our company’s internal control function. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common shares, as of April 22, 2016, for (1) each person known to us to be the beneficial owner of more than 5% of our outstanding common shares based on the Schedule 13D, Schedule 13G, or any amendments thereto, filed with the SEC, (2) each of our trustees and nominees for trustee, (3) each of our named executive officers who is not a trustee and (4) our trustees, nominees for trustee and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days) after April 22, 2016.
Except as otherwise described in the notes below, the following beneficial owners own all shares directly and have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

Name and Address**	Shares Owned(1)		Percentage
Trustees and Executive Officers:
Charles E. Black	108,737		*
Gordon F. DuGan	2,278,955	(2)	*
Allan J. Baum	204,282	(3)	*
Z. Jamie Behar	5,576		*
Thomas D. Eckert	88,789	(4)	*
James L. Francis	24,142		*
Gregory F. Hughes	39,751	(5)	*
Jeffrey E. Kelter	284,648	(6)	*
Louis P. Salvatore	40,092		*
Benjamin P. Harris	634,093	(7)	*
Jon W. Clark	176,321	(8)	*
Edward J. Matey Jr.	161,211	(9)	*
All current executive officers and trustees as a group (12 persons)	4,046,597		0.96%
5% or Greater Owners:
The Vanguard Group, Inc.(12)	61,895,752		14.70%
BlackRock, Inc.(13)	31,067,051		7.38%
AllianceBernstein LP(14)	17,612,196		4.18%
FMR LLC(15)	17,393,587		4.13%
__________

*	Less than one percent.
** Unless otherwise indicated, the business address is 521 5th Avenue, 30th Floor, New York, NY 10175-0003.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. As of April 22, 2016, 421,628,120 common shares/units were outstanding.

(2)	Includes 271,930 earned LTIP Units of which 50% vest on June 30, 2016 and 50% vest on June 30, 2017.

(3)	Includes 92,822 shares issuable upon exercise of options.

(4)	Includes 3,987 shares issuable upon exercise of options.

(5)	Includes 11,961 shares issuable upon exercise of options.

(6)	Includes 112,757 shares issuable upon exercise of options.

(7)	Includes 51,150 earned LTIP Units of which 50% vest on June 30, 2016 and 50% vest on June 30, 2017.

(8)	Includes 8,612 shares issuable upon exercise of options and 27,193 earned LTIP Units of which 50% vest on June 30, 2016 and 50% vest on June 30, 2017.

(9)	Includes 27,193 earned LTIP Units of which 50% vest on June 30, 2016 and 50% vest on June 30, 2017.

(10)
Based solely on information provided on a Schedule 13G filed by the Vanguard Group, Inc., on behalf of itself and certain of its affiliates, with the SEC on December 31, 2015. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)
Based solely on information provided on a Schedule 13G/A filed by BlackRock, Inc., on behalf of itself and certain of its affiliates, with the SEC on December 31, 2015. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(12)
Based solely on information provided on a Schedule 13F filed by AllianceBernstein L.P., on behalf of itself and certain of its affiliates with the SEC on December 31, 2015. The business address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(13)
Based solely on information provided on a Schedule 13G/A filed by FMR LLC, on behalf of itself and certain of its affiliates with the SEC on December 31, 2015. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the executive officers and trustees, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. To our knowledge, based solely on a review of the copies of the forms received and written representations, the company believes that during fiscal years 2014 and 2015, its executive officers, trustees and persons who own more than 10% of a registered class of its equity securities complied with the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures With Respect to Related Party Transactions
It is the policy of the Board that all related party transactions (generally, transactions involving amounts exceeding $120,000 with a related party (trustees and executive officers or their immediate family members, or shareholders owning 5% of more of outstanding common shares)) shall be subject to approval or ratification in accordance with the following procedures.
Our Nominating and Corporate Governance Committee or the Board shall review the material facts of all related party transactions that require its approval and either approve or disapprove of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the Nominating and Corporate Governance Committee or the Board determines it to be appropriate, ratified at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee or the Board. In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee or the Board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms comparable to those available to an unaffiliated third-party under the same or similar circumstances and the overall fairness to the company.
If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee or the Board may establish guidelines for management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee or the Board, on at least an annual basis, shall review and assess ongoing relationships with the related party to see that they are in compliance with the Nominating and Corporate Governance Committee’s or Board’s guidelines and that the related party transaction remains appropriate.
All related party transactions shall be disclosed in applicable filings with the SEC as required under SEC rules.
Related Party Transactions
The company’s CEO, Gordon F. DuGan, is on the board of directors of the Gramercy European Property Fund and has committed approximately $1,358,000 in capital to the Gramercy European Property Fund. The two Managing Directors of Gramercy Europe Asset Management have collectively committed approximately $1,358,000 in capital to the Gramercy European Property Fund. Foreign currency commitments have been converted into U.S. dollars based on (i) the foreign exchange rate at the closing date for completed transactions and (ii) the exchange rate that prevailed on December 31, 2015, in the case of unfunded commitments.
The company acquired three properties in January 2015 in an arms-length transaction from affiliates of KTR Capital Partners, a private industrial real estate investment company, for which one of the company’s trustees, Jeffrey Kelter, served as Chief Executive Officer and Chairman of the Board. The properties are located in Milwaukee, Wisconsin, comprise an aggregate 450,000 square feet and were acquired for an aggregate purchase price of approximately $19,750,000.

OTHER MATTERS
Solicitation of Proxies
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of Morrow & Co. LLC at an aggregate estimated cost of $4,500 plus out-of-pocket expenses.
Shareholder Proposals
Shareholder proposals intended to be presented at the 2017 annual meeting of shareholders must be received by our Secretary no later than December 24, 2016 in order to be considered for inclusion in our proxy statement relating to the 2017 meeting pursuant to Rule 14a-8 under the Exchange Act.
For a proposal of a shareholder to be properly presented at the 2017 annual meeting of shareholders, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices after November 24, 2016 and on or before December 24, 2016, unless the 2017 annual meeting of shareholders is scheduled to take place before May 24, 2017 or after July 23, 2016. Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a trustee at an annual or special meeting, or to introduce an item of business at an annual meeting. A shareholder must notify our Secretary in writing of the trustee nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not less than 120 days nor more than 150 days prior to the first anniversary of the date of preceding year's annual proxy; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal should be mailed to our principal executive offices at: Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, New York 10175, Attn: Edward J. Matey Jr., Secretary.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the impacted shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify us, by calling (212) 297-1000 or by directing your written request to: Gramercy Property Trust, 521 Fifth Avenue, 30th Floor, New York, New York 10175, Attn: Edward J. Matey Jr., Secretary. Pursuant to such request, the company will undertake to promptly deliver a separate copy of the proxy statement or annual report, as applicable, to you. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker as specified above.
Other Matters
Our Board of Trustees does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
2015 Annual Report

Common shareholders are concurrently being furnished with a copy of our 2015 Annual Report and Form 10-K. Additional copies of the 2015 Annual Report and Form 10-K and of this proxy statement are available at www.proxyvote.com or by contacting Gramercy Property Trust, Attn: Investor Relations, at 521 Fifth Avenue, 30th Floor, New York, New York, 10175, or call toll-free number: 1-800-579-1639, or email: sendmaterial@proxyvote.com. Copies will be furnished promptly at no additional expense.

APPENDIX A: GRAMERCY PROPERTY TRUST
2016 EQUITY INCENTIVE PLAN
The purpose of the Plan is to provide (i) designated employees of the Company and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board with the opportunity to receive grants of incentive share options, nonqualified options, share appreciation rights, share awards, restricted share units and other equity-based awards. The Company believes that the Plan will encourage the Grantees to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the Grantees with those of the shareholders. The Company also believes that the Plan will serve to facilitate retention of the employees of the Company and its subsidiaries.
Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 26 below.

SECTION 1.	Administration
(a)Committee. The Plan shall be administered and interpreted by a committee consisting of members of the Board, which shall be appointed by the Board (the “Committee”). The Committee shall consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, and “independent directors” as determined in accordance with the independence standards established by the stock exchange on which the Shares are at the time primarily traded. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee trustees. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent a Board or subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or subcommittee.
(b)Committee Authority. The Committee shall have the sole authority to (i) determine who from among the Eligible Participants will receive Awards under the Plan, (ii) determine the type, size and terms and conditions of the Awards to be made under the Plan, (iii) determine the time when the Awards will be made and the duration of any applicable exercise, vesting or restriction period, including the criteria for exercisability, vesting and the restriction period and the acceleration of exercisability, vesting and lapse of a restriction period, (iv) amend the terms and conditions of any previously issued Award, subject to Section 17 below, (v) determine any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Award, (vi) determine whether any Award shall be subject to any non-competition, non-solicitation, confidentiality, clawback or other covenants, and (vii) deal with any other matters arising under the Plan.
(c)Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, procedures, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Grantees. No person acting under this Section 1 shall be held liable for any action or determination made with respect to the Plan or any Award under the Plan, except for the willful misconduct or gross negligence of such person.
(d)Committee Delegations. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant, administer, and modify the Awards under the Plan with respect to employees who are not subject to the restrictions of section 16(b) of the Exchange Act, provided the Awards are not intended to be Performance-Based Awards and provided the Awards are granted, administered and modified in accordance with appropriate parameters set by the Committee in accordance with applicable law. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of Awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegation that were consistent with the terms of the Plan. The Committee may also delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its subsidiaries whose employees have benefited from the Plan, as determined by the Committee. Any delegation by the Committee pursuant to this subsection shall be subject to and limited by applicable law or regulation, including without limitation the laws of the State of Maryland relating to real estate investment trusts and the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Shares are then listed.
SECTION 2.Awards
(a)Awards under the Plan may consist of grants of Incentive Share Options as described in Section 5, Non Qualified Options as described in Section 5 (Incentive Share Options and Non Qualified Options are collectively referred to as “Options”), SARs as described in Section 6, Share Awards as described in Section 7, Restricted Share Units (including Dividend Equivalents) as described in Section 8 and Other Equity Awards (including LTIP Units) as described in Section 9 (hereinafter collectively referred to as “Awards”).
(b)All Awards shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Grantee in the Award Agreement.
(c)All Awards shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Grantees.
SECTION 3.Shares Subject to the Plan
(a)Shares Authorized. Subject to adjustment as described in subsection (d), the total aggregate number of Shares that may be issued or transferred under the Plan is 12,000,000 Shares (the “Plan Limit”).
(b)Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. The issuance of any Shares shall result in a reduction of the number of Shares available for Awards. Awards that are LTIP Units shall reduce the maximum aggregate number of Shares that may be issued under the Plan on a one-for-one basis (i.e., each such unit shall be treated as an award of Shares). If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Share Awards, Restricted Share Units or Other Share-Based Awards (including LTIP Units) are forfeited or terminated, or otherwise are not paid in full, the Shares reserved for such Awards shall again be available for purposes of the Plan.  To the extent that any Awards are designated in an Award Agreement to be paid in cash, and not in Shares, such Awards shall not count against the Plan Limit. Shares surrendered in payment of the exercise price of an Option, and Shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are exercised and settled in Shares, the full number of Shares subject to the SARs shall be considered issued under the Plan, without regard to the number of Shares issued upon settlement of the SARs. The preceding provisions of this subsection (b) shall apply only for purposes of determining the aggregate number of Shares that may be issued under the Plan, but shall not apply for purposes of determining the maximum number of Shares with respect to which Awards may be granted to any Grantee under the Plan. For the avoidance of doubt, if Shares are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.
(c)Individual Limits.
(i)The maximum aggregate number of Shares with respect to which Awards may be made under the Plan to any individual during any calendar year is 2,500,000 Shares, subject to adjustment as described below.
(ii)The maximum aggregate number of Shares with respect to which Share Awards, Restricted Share Units or Other Equity Awards may be granted under the Plan to any individual during any calendar year as Performance-Based Awards under Section 10 is 2,500,000 Shares, subject to adjustment as described in subsection (d).
(iii)A Grantee may not accrue Dividend Equivalents granted as Performance-Based Awards during any calendar year in excess of $1,500,000.

(iv)The foregoing individual limits shall apply without regard to whether such Awards are to be paid in Shares or cash.
(d)Adjustments. If there is any change in the number or kind of Shares outstanding by reason of (i) a Share dividend, spinoff, recapitalization, Share split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive Awards in any year as set forth in subsection (c) above, the kind and number of Shares covered by outstanding Awards, the kind and number of Shares issued or transferred and to be issued or transferred under the Plan and the price per Share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards, provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change in Control of the Company, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Awards shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.
SECTION 4.Eligibility for Participation
(a)Eligible Participants. All Employees, Non-Employee Trustees and Key Advisors shall be eligible to participate in the Plan (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”).
(b)Selection of Grantees. The Committee shall select the Eligible Participants to receive Awards and shall determine the number of Shares subject to each Award in such manner as the Committee determines. Eligible Participants who receive Awards under this Plan shall hereinafter be referred to as “Grantees.”
(c)Continued Service. For purposes of this Plan, unless provided otherwise by the Committee in the Award Agreement, a Grantee’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Employer as an employee, non-employee member of the Board, or Key Advisor or a change in the Employer entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s continuous employment or service to the Employer. For the avoidance of doubt, the provisions of the Plan that refer to “retirement” and “disability” shall not apply to a Grantee who is a Key Advisor.
SECTION 5.Options
(a)General Requirements. The Committee may grant Options to an Eligible Participant upon such terms as the Committee deems appropriate under this Section 5.
(b)Number of Shares. The Committee shall determine the number of Shares that will be subject to each Award of Options to an Eligible Participant.
(c)Type of Option, Price and Term.
(i)The Committee may grant Incentive Share Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Non Qualified Options that are not intended to so qualify or any combination of Incentive Share Options and Non Qualified Options, all in accordance with the terms and conditions set forth herein. Incentive Share Options may be granted only to Employees of the Company or its subsidiaries, as defined in section 424 of the Code. Non Qualified Options may be granted to Eligible Participants.
(ii)The purchase price (the “Exercise Price”) of the Shares subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a Share on the date the Option is granted; provided, however, that an Incentive Share Option may not be granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(d)Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Share Option that is granted to an Employee who, at the time of grant, owns shares possessing more than 10% of the total combined voting power of all classes of share of the Company, or any subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
(e)Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(f)Effect of Termination of Service. Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement or any other written agreement between the Grantee and the Employer, the Option granted and subsequently vested hereunder shall terminate immediately after the first to occur of: (i) one year after the Grantee ceases to be employed by, or provide service to, the Employer due to death, Disability or Retirement; (ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for Cause; (iii) 90 days after the Grantee ceases to be employed by, or provide service to, the Employer for any reason not set forth in subsection (i) or (ii), or, if the Grantee dies during such 90 day period, one year after the Grantee ceases to be employed by, or provide service to, the Employer under this subsection (iii); or (iv) the end of the term of the Option as set forth in subsection (d).
(g)Awards to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(h)Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering Shares owned by the Grantee (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested Shares for which the Option is exercisable to the Company for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares, (v) by such other method as the Committee may approve, to the extent permitted by applicable law, or (vi) by any combination of the foregoing. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 12) at such time as may be specified by the Committee. No person shall have any rights as a shareholder with respect to any Shares covered by an Option unless and until such person shall have become the holder of record of such Share, and, except as otherwise permitted in Section 3(d) hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such Share for which the record date is prior to the date on which such person shall have become the holder of record thereof.
(i)Limits on Incentive Share Options. Each Incentive Share Option shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which Incentive Share Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other share option plan of the Company or a subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Non Qualified Option. An Incentive Share Option shall not be granted to any person who is not an Employee of the Company or a subsidiary (within the meaning of section 424 of the Code). The aggregate number of Shares that may be issued under the Plan as Incentive Share Options is 12,000,000 Shares, subject to adjustment as described in Section 3(d), and all shares issued under the Plan as Incentive Share Options shall count against the Plan Limit.

SECTION 6.Share Appreciation Rights
(a)General Requirements. The Committee may grant SARs to an Eligible Participant separately or in tandem with any Option. The Committee shall establish the number of Shares and the terms of the SAR at the time the SAR is granted.
(b)Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to, or greater than, the Fair Market Value of a Share of as of the date of grant of the SAR.
(c)Tandem SARs. The Committee may grant tandem SARs at the time the Option is granted. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.
(d)Exercisability; Term. A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement; provided, however, that no SAR shall be exercisable later than ten years after the date of grant. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as set forth in Section 5(f), unless determined otherwise by the Committee in the Award Agreement or any other written agreement between the Grantee and the Employer. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
(e)Awards to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the FLSA, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).
(f)Exercise of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the share appreciation for the number of SARs exercised. The share appreciation for a SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.
(g)Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, Shares or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.
SECTION 7.Share Awards
(a)General Requirements. The Committee may issue or transfer Shares to an Eligible Participant under a Share Award, upon such terms and conditions as the Committee deems appropriate under this Section 7. Shares issued or transferred pursuant to Share Awards may be issued or transferred for cash consideration or for no cash consideration and be subject to restrictions or to no restrictions, as determined by the Committee. Each Share Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award Agreement, including, without limitation, restrictions based upon the sale or other disposition of such Shares, vesting conditions that lapse based on the passage of time, achievement of certain performance conditions or as otherwise determined by the Committee and the right of the Company to reacquire such Shares for no consideration upon termination of the Grantee’s employment within specified periods. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”
(b)Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Share Award and the restrictions applicable to such Shares.
(c)Requirement of Employment or Service. Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Share Award shall terminate as to all Shares covered by the Award as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(d)Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the restricted Shares subject to a Share Award except to a successor under Section 13. To the extent that the Company determines to issue certificates, each certificate for a Share granted pursuant to a Share Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Grantee shall be entitled to have the legend removed from the Share certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Share Awards until all restrictions on such Shares have lapsed, or that the Company will retain possession of any certificates for Share Awards until all restrictions on such Shares have lapsed.
(e)Right to Vote and to Receive Dividends. Unless the Committee determines otherwise in the Award Agreement, during the Restriction Period, the Grantee shall have the right to vote Shares subject to Share Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, Shares or in such other form as dividends are paid on Shares, as determined by the Committee.
(f)Lapse of Restrictions. All restrictions imposed on Share Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee.
SECTION 8.Restricted Share Units
(a)General Requirements. The Committee may grant Restricted Share Units representing one or more Shares to Eligible Participants, upon such terms and conditions as the Committee deems appropriate under this Section 8.
(b)Crediting of Units. Each Restricted Share Unit shall represent the right of the Grantee to receive a Share or an amount based on the value of a Share, if specified conditions established by the Committee are met. All Restricted Share Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
(c)Terms of Restricted Share Units. The Committee may grant Restricted Share Units that are payable if specified performance goals or other conditions are met or under other circumstances. Restricted Share Units may be paid at the end of a specified vesting or performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Restricted Share Units to be granted and the requirements applicable to such Restricted Share Units. A Restricted Share Unit granted by the Committee shall provide for payment in Shares, cash or a combination thereof and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The Committee shall specify in writing the maximum number of shares that can be issued under the Restricted Share Units.
(d)Requirement of Employment or Service. Unless provided otherwise in the Award Agreement, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Restricted Share Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
(e)Payment With Respect to Restricted Share Units. Payments with respect to Restricted Share Units shall be made in cash, in Shares or in a combination of the two, as determined by the Committee.
(f)Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Restricted Share Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Grantees currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Restricted Share Units for the Grantee, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or Shares or in a combination of the two, as determined by the Committee.

SECTION 9.Other Equity Awards
The Committee may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7 or 8 of the Plan) that are based on, measured by or payable in Shares to any Eligible Participant, on such terms and conditions as the Committee shall determine. Other Equity Awards may be granted subject to the achievement of performance goals or other conditions. Other Equity Awards may be denominated in cash, Shares or other securities, in share-equivalent units, in share appreciation units, in securities or debentures convertible into Shares (including LTIP Units), or in any combination of the foregoing, and may be paid in cash, Shares or other securities, or in a combination of cash, Shares and other securities, all as determined by the Committee in the Award Agreement, provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Partnership as in effect on the date of grant.
SECTION 10.Qualified Performance-Based Compensation
(a)Designation as Qualified Performance-Based Compensation. The Committee may determine that Share Awards, Restricted Share Units, Dividend Equivalents or Other Equity Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code (“Performance-Based Awards”). The provisions of this Section 10 shall apply to any such Performance-Based Awards.
(b)Performance Goals. When Awards are made under this Section 10, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code, including the employment requirements and payment terms. The performance goals may relate to the Employee’s business unit or the performance of the Company or a subsidiary or the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Share price appreciation; Share price; total shareholder return; total shareholder return as compared to total shareholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per Share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality. The performance goals need not be uniform as among Grantees. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.
(c)Establishment of Goals. Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but may reduce the amount of compensation that is payable, pursuant to Performance-Based Awards.
(d)Maximum Payment. The maximum number of Shares that may be subject to Awards made to an individual during a calendar year shall not exceed the individual limit set forth in Section 3 of the Plan.
(e)Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.
(f)Death, Disability or Other Circumstances. To the extent consistent with section 162(m) of the Code, the Committee may provide that Performance-Based Awards shall be payable or restrictions on such Performance-Based Awards shall lapse, in whole or in part, in the event of the Grantee’s death or disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
(g)Impact of Extraordinary Items or Changes in Accounting. To the extent applicable, subject to the following sentence and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. In setting the performance goals for “qualified performance-based compensation” within the period prescribed in subsection (c), the Committee may provide for such adjustments as it deems appropriate, to the extent consistent with the requirements of section 162(m) of the Code.
(h)Status of Performance Awards under Code Section 162(m). It is the intent of the Company that Awards under this Section 10 constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 10 shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Awards under this Section 10 does not comply or is inconsistent with the requirements of section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
SECTION 11.Deferrals
The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Award, or may permit a Grantee to defer compensation payable to the Grantee in the form of an Award under the Plan. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals, subject in all respects to the applicable provisions of section 409A of the Code.
SECTION 12.Withholding of Taxes
(a)Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Awards pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Awards, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Awards. The Company may require the payment of any taxes before issuing any Shares pursuant to the Award.
(b)Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Awards paid in Shares by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities (or such other withholding tax rate as the Committee may permit). The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
SECTION 13.Transferability of Awards
(a)Nontransferability of Awards. Except as provided in subsection (b) below, only the Grantee may exercise rights under an Award during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Share Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Award under the Grantee’s will or under the applicable laws of descent and distribution.
(b)Transfer of Non Qualified Options. Notwithstanding the foregoing, the Committee may provide, in an Award Agreement, that a Grantee may transfer Non Qualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Non Qualified Option and the transferred Non Qualified Option shall continue to be subject to the same terms and conditions as were applicable to the Non Qualified Option immediately before the transfer.
SECTION 14.Consequences of a Change in Control
(a)Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving real estate investment trust (or survive only as a subsidiary of another real estate investment trust or corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with comparable options or rights by, the surviving real estate investment trust or corporation (or a parent or subsidiary of the surviving real estate investment trust or corporation), and other outstanding Awards shall be converted to similar grants of the surviving real estate investment trust or corporation (or a parent or subsidiary of the surviving real estate investment trust or corporation). Notwithstanding the immediately preceding sentence, if, in connection with such Change in Control, any outstanding Options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving real estate investment trust or corporation (or a parent or subsidiary of the surviving real estate investment trust or corporation), and any other outstanding Awards are not converted to similar grants of the surviving real estate investment trust or corporation (or a parent or subsidiary of the surviving real estate investment trust or corporation), then upon such Change in Control (i) all such outstanding Options and SARs that are not assumed or replaced shall accelerate and become fully exercisable, (ii) the restrictions and conditions on all such outstanding Share Awards that are not converted to similar grants shall fully lapse and (iii) all such outstanding Restricted Share Units, Other Equity Awards and Dividend Equivalents that are not converted to similar grants shall be fully vested. After a Change in Control, references to the “Employer” as they relate to employment matters shall include the successor employer.
(b)Vesting upon Certain Terminations of Employment. Unless the Award Agreement provides otherwise, if a Grantee’s Award is assumed as provided in Section 14(a) and if, within the 18 month period following the occurrence of such Change in Control, the Grantee’s employment is terminated by the Company without Cause, then as of the date of such Grantee’s termination of employment or service all of such Grantee’s then outstanding (i) Options and SARs shall automatically accelerate and become fully exercisable, (ii) Share Awards shall have all restrictions and conditions immediately lapse and (iii) Restricted Share Units, Dividend Equivalents and Other Equity Awards shall be fully vested; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this subsection (b) shall be calculated.
(c)Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Grantee: (i) the Committee may determine that outstanding Options and SARs shall accelerate and become fully exercisable, in whole or part; (ii) the Committee may determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or part; (iii) the Committee may determine that outstanding Restricted Share Units, Other Equity Awards and Dividend Equivalents shall be fully vested, in whole or part; (iv) the Committee may require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable; (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or (vi) determine that Grantees shall receive a payment in settlement of outstanding Share Awards, Restricted Share Units, Dividend Equivalents or Other Equity Awards, if permitted under section 409A of the Code. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR.
SECTION 15.Agreement with Grantees
Each Award made under the Plan shall be evidenced by an Award Agreement containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Award Agreement, the provisions of the Plan shall control.
SECTION 16.Requirements for Issuance of Shares
No Shares shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable, and if the Company determines to issue certificates representing such Shares, such certificates may be legended to reflect any such restrictions. Any certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Grantee shall have any right as a shareholder with respect to Shares covered by an Award until Shares have been issued to the Grantee.

SECTION 17.Amendment and Termination of the Plan
(a)Amendment. The Board may amend or terminate the Plan or an Award at any time, provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws or to comply with applicable stock exchange requirements.
(b)No Repricing Without Shareholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any Share dividend, distribution (whether in the form of cash, Shares, other securities, or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, or similar transactions), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options or SARs to reduce the exercise price or base amount of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. This Section 17(b) is intended to govern the repricing or exchange of “underwater” Options and SARs and shall not be construed to prohibit the adjustments provided for in Section 3(d) of this Plan.
(c)Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair Awards outstanding or the power and authority of the Committee with respect to an outstanding Award.
(d)Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under a right that has been reserved in the Plan or the Award Agreement, including under Sections 14 and 25(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Sections 14 and 25(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
(e)Shareholder Approval for Performance-Based Awards. If Awards are granted as Performance-Based Awards under Section 10 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 10, if additional Performance-Based Awards are to be made under Section 10 and if required by section 162(m) of the Code or the regulations thereunder.
(f)Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
SECTION 18.Funding of the Plan
This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
SECTION 19.Rights of Grantees
Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Trustee or other person to any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

SECTION 20.No Fractional Shares
No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
SECTION 21.Severability
In case any provision of this Plan or of any Award Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 22.Headings
Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.
SECTION 23.Effective Date of the Plan
The Plan shall be effective as of June 23, 2016 (the “Effective Date”), subject to approval by the Company's shareholders.
SECTION 24.Notices
All notices under the Plan shall be in writing, and shall be addressed to the Chief Financial Officer and shall be delivered to the Company at 521 Fifth Avenue, 30th Floor, New York, NY 10175. Any notices to the Grantee, shall be delivered to the Grantee personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company.
SECTION 25.Miscellaneous
(a)Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any real estate investment trust, corporation, firm or association, including Awards to employees thereof who become Employees, or for other proper company purposes, or (ii) limit the right of the Company to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another real estate investment trust or corporation who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for an option, share award or other grant made by such real estate investment trust or corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted share incentives. The Committee shall prescribe the provisions of the substitute grants.
(b)Company Policies. All Awards under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and any other policies implemented by the Board or the Committee, as in effect from time to time.
(c)Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Share Options comply with the applicable provisions of section 422 of the Code, that Awards of Performance-Based Awards comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Awards comply with the requirements of section 409A of the Code. To the extent that any provision that is designed to comply with section 16 of the Exchange Act or the legal requirements of section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be necessary under section 16 of the Exchange Act or required under section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(d)Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code. If an Award is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) payments to be made upon a Change in Control shall only be made upon a “change of control event” under section 409A of the Code, (iv) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code and all installment payments shall be treated as a separate payment, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code. Any Award granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code. Notwithstanding anything in this Plan or any Award Agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Awards under this Plan, and in no event shall the Company have any responsibility or liability if any Award does not meet the applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.
(e)Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(f)No Fiduciary Relationship. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, its subsidiaries or affiliates, or their trustees or officers or the Committee, on the one hand, and the Grantee, the Company, its subsidiaries or affiliates or any other person or entity, on the other.
(g)Employment Agreements. If a Grantee has entered into an employment agreement with the Employer, the terms of the Grantee’s employment agreement shall govern Awards made to the Grantee under the Plan, to the extent consistent with the terms of the Plan.
(h)Governing Law. The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

SECTION 26.	Definitions
When used in this Plan, the following terms will have the respective meanings set forth below.
(a)“Award” shall have the meaning set forth in Section 2(a).
(b)“Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.
(c)“Board” means the Board of Trustees of the Company.
(d)“Cause” shall have the meaning set forth in the Award Agreement.
(e)“Change in Control” shall be deemed to have occurred if:
(i)any “person,” including a “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Grantee, the Grantee and any “group” (as such term is used in section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (other than as a result of an acquisition of securities directly from the Company); or
(ii)the consummation of any consolidation or merger of the Company where the shareholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the company issuing cash or securities in the consolidation or merger (or of its ultimate parent, if any); or
(iii)there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or
(iv)the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Trustees”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any trustee whose election, or nomination for election by the Company’s shareholders was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period shall be deemed to be an Incumbent Trustee.
Notwithstanding the foregoing, the Committee may modify the definition of Change in Control for a particular Award as set forth in the Award Agreement, as the Committee deems appropriate to comply with section 409A of the Code or otherwise.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(g)“Committee” shall have the meaning set forth in Section 1(a).
(h)“Company” means Gramercy Property Trust, a Maryland real estate investment trust, and any successor entity, as determined by the Committee.
(i)“Disability” shall have the meaning set forth in the Award Agreement.
(j)“Dividend” means a dividend paid on the Shares.
(k)“Dividend Equivalent” means an amount calculated with respect to a Restricted Share Unit, which is determined by multiplying the number of Shares subject to the Restricted Share Unit by the per-Share cash Dividend, or the per-share fair market value (as determined by the Committee) of any Dividend in consideration other than cash, paid by the Company on its Shares. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(l)“Effective Date” shall have the meaning set forth in Section 23.
(m)“Eligible Participant” shall have the meaning set forth in Section 4(a).
(n)“Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Share Awards, Restricted Share Units, Dividend Equivalents, Performance-Based Award and Other Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise. Notwithstanding the foregoing, with respect to any Award subject to section 409A of the Code, “employed by, or provide service to, the Employer” shall be interpreted within the meaning of section 409A of the Code and the related Treasury Regulations.
(o)“Employee” means an employee of the Employer (including an officer or trustee who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(p)“Employer” means the Company and its subsidiaries, as determined by the Committee.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Exercise Price” shall have the meaning set forth in Section 5(c).
(s)“Fair Market Value” per Share means, unless the Committee determines otherwise with respect to a particular Award, the closing price of the Shares on the New York Stock Exchange on the relevant date (or if there were no trades on that date the last reported sale price of the Shares during regular trading hours on the latest preceding date upon which a sale was reported). If the Shares are not listed on the New York Stock Exchange, the Fair Market Value shall be as determined by the Committee on the basis of available prices for such Shares or in such manner as may be authorized by applicable regulations under the Code. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with the final regulations promulgated under section 409A of the Code.
(t)“FLSA” means the Fair Labor Standards Act of 1938, as amended.
(u)“Grantee” shall have the meaning set forth in Section 4(b).
(v)“Incentive Share Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code, as described in Section 5.
(w)“Key Advisor” means a consultant or advisor who performs services for the Employer, provided that he or she renders bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the individual does not directly or indirectly promote or maintain a market for the Company’s securities.
(x)“LTIP Unit” means an LTIP Unit as defined in the Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in that partnership agreement, subject to the terms and conditions of the applicable Award Agreement and the partnership agreement.
(y)“Non-Employee Trustee” means a member of the Board, or a member of the Board of Trustees of a subsidiary of the Company, who is not an Employee.
(z)“Non Qualified Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code, as described in Section 5.
(aa)“Option” means an Incentive Share Option or Non Qualified Option, as described in Section 5.
(ab)“Other Equity Award” means any Award based on, measured by or payable in Shares (other than an Option, Restricted Share Unit, Share Award or SAR), as described in Section 9.
(ac)“Partnership” means GPT Operating Partnership LP, a Delaware limited partnership.
(ad)“Performance-Based Awards” shall have the meaning set forth in Section 10.
(ae)“Restricted Share Unit” means an award of a phantom share representing a Share, as described in Section 8.

(af)“Plan” means this Gramercy Property Trust 2016 Equity Incentive Plan, as may be amended from time to time.
(ag)“Restriction Period” shall have the meaning set forth in Section 7(a).
(ah)“Retirement” shall have the meaning set forth in the Award Agreement.
(ai)“SAR” means a share appreciation right, as described in Section 6.
(aj)“Share Award” means an award of Shares, as described in Section 7.
(ak)“Shares” means common shares of beneficial interest, par value $0.01 per share, of the Company.

521 Fifth Avenue, 30th Floor
NEW YORK, NY 10175
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF THE INTERNET OR TELEPHONE TO AUTHORIZE YOUR PROXY. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
AUTHORIZE YOUR PROXY BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
AUTHORIZE YOUR PROXY BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717.
If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GRAMERCY PROPERTY TRUST
HOLDERS OF COMMON SHARES ONLY:

	For All	Withhold All	For All Except
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4.
1. To elect nine Trustees to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualify.	o	o	o
Nominees:	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
01) Charles E. Black 02) Gordon F. DuGan 03) Allan J. Baum 04) Z. Jamie Behar 05) Thomas D. Eckert 06) James L. Francis 07) Gregory F. Hughes 08) Jeffrey E. Kelter 09) Louis P. Salvatore
Vote on Proposal

	For	Against	Abstain
2. To approve our 2016 Equity Incentive Plan.	o	o	o
3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	o	o	o
4. To approve, on an advisory basis, the compensation of our named executive officers.	o	o	o
5. To consider and act upon any other matters that may properly be brought before the annual meeting and any adjournments or postponements thereof.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting of shareholders and the proxy statement with respect thereto, the terms of each of which are incorporated by reference, and our annual report to shareholders with respect to our 2015 fiscal year, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

GRAMERCY PROPERTY TRUST
521 Fifth Avenue, 30th Floor
New York, New York 10175
Proxy for our 2016 Annual Meeting of Common Shareholders to be held on June 23, 2016
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
The undersigned common shareholder of Gramercy Property Trust, a Maryland real estate investment trust, hereby constitutes and appoints Gordon F. DuGan and Edward J. Matey Jr. and either of them as proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders to be held via live webcast by visiting www.virtualshareholdermeeting.com/GPT2016, at 9:30 a.m., Eastern time, on Thursday, June 23, 2016, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.
When this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned common shareholder(s). If this proxy is executed but no direction is given, the votes entitled to be cast, if any, by the undersigned common shareholder will be cast “FOR” each nominee of our Board of Trustees listed in Proposal 1 and “FOR” Proposals 2, 3, and 4. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the annual meeting and any adjournments or postponements thereof. A common shareholder wishing to vote in accordance with our Board of Trustees’ recommendations need only sign and date this proxy and return it in the enclosed envelope.
Please authorize your proxy by signing on the other side and return promptly in the enclosed envelope.